UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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intentionally.)

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

TO OUR STOCKHOLDERS April 9, 2020 On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2020 Annual Meeting of Stockholders of Neenah, Inc. to be held at the Company’s headquarters located at Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005 on Thursday, May 21, 2020 at 2:00 p.m., Eastern Daylight Time. Looking back at 2019, I’m very pleased with what our teams accomplished. While external factors challenged demand in many of our markets, our teams focused on items within their control, implementing strategic decisions that will make us stronger in the years to come, as well as taking actions that had a more immediate positive impact. These included: • Managing costs and pricing to restore operating margins after a rapid run-up in input costs in 2018 • Reinvigorating our product innovation pipeline and launching a number of unique new products • Changing a major fine paper distributor to others who are providing more support for our brands • Continuing to ramp-up and improve operational efficiencies in our US filtration plant • Generating record free cash flow and using it to reduce debt significantly • Increasing financial expertise and diversity on our Board with the addition of Donna Costello • Announcing a 10th consecutive year of increasing dividends As we enter 2020, our actions continue... • We’ve implemented a new, functionally-aligned organization to help accelerate value creation globally between all our businesses • We’re publishing a new Corporate Sustainability Report, highlighting our commitment and accomplishments to environmental, social and governance issues • We’re implementing a new operating system at our two largest plants, helping to drive safety and cost improvements These actions underscore our commitment to become a leading global specialty materials company known for its ability to create sustainable value for its stockholders, its dedication to providing a safe and healthy workplace for its employees, and as a responsible and engaged steward of the environment and communities in which we operate. We are actively monitoring developments with respect to the coronavirus. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations webpage at www.neenah.com for updated information. The formal business to be transacted at the 2020 Annual Meeting of Stockholders includes: • Election of the three nominees detailed in this Proxy Statement as Class I directors for a three-year term; • Approval of an advisory vote on the Company’s executive compensation; and • Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. At the meeting, we will provide a brief report on our results and strategies. Our directors and executive officers, as well as representatives from Deloitte & Touche LLP, will be in attendance to answer any questions. Regardless of whether you choose to attend or not, please either vote electronically, by telephone, or follow the procedures for requesting written copies of the proxy materials described in the attached Proxy Statement and return the proxy card at your earliest convenience. This will assure your shares will be represented and voted at the Annual Meeting. In February, I announced to the Board of Directors my intention to retire as of the 2020 Annual Meeting of Stockholders and am confident in the succession plan developed by the Board of Directors and in Julie Schertell’s ability to lead Neenah as our next CEO. It’s been an honor and a pleasure to lead this company the past 10 years and I leave with Neenah in a very good place - with a strong financial position, especially important during the current unprecedented economic and public health challenges, catalysts in place to propel future growth, a deep and experienced leadership team, and outstanding employees. On behalf of our Board of Directors, thank you for your support and trust. We look forward to updating you on our progress in 2020. Sincerely, JOHN P. O’DONNELL President and Chief Executive Officer

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS Meeting Date: May 21, 2020 Meeting Time: 2:00 p.m (Eastern Daylight Time) Meeting Place1: Preston Ridge III 3460 Preston Ridge Road, Suite 600 Alpharetta, Georgia 30005 Record Date: March 27, 2020 Matters that will be voted upon: 1. A proposal to elect the three nominees named as Class I directors in the attached Proxy Statement to serve until the 2023 Annual Meeting of Stockholders; 2. A proposal to approve, on an advisory basis, the Company’s executive compensation; 3. A proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Neenah, Inc. for the fiscal year ending December 31, 2020; and 4. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting. NOTICE HEREBY IS GIVEN that the 2020 Annual Meeting of Stockholders of Neenah, Inc. will be held at the Company’s headquarters located at Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005 on Thursday, May 21, 2020 at 2:00 p.m., Eastern Daylight Time. Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 27, 2020 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. This Proxy Statement and the 2020 Annual Report to Stockholders are available on our Investor Relations webpage at: www.neenah.com. Please read the attached proxy statement and then vote electronically, by telephone, or request printed proxy materials and promptly complete, execute, and return the proxy card included with the proxy materials in the accompanying postage envelope. By order of the Board of Directors. NOAH S. BENZ Senior Vice President, General Counsel and Secretary Alpharetta, Georgia April 9, 2020 PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN VOTE ELECTRONICALLY, BY TELEPHONE, OR REQUEST PRINTED PROXY MATERIALS AND PROMPTLY COMPLETE, EXECUTE, AND RETURN THE PROXY CARD INCLUDED WITH THE PROXY MATERIALS IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. 1 We intend to hold our annual meeting in person. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting. However, we are actively monitoring the coronavirus (COVID-19) and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations webpage at www.neenah.com for updated information. Neenah, Inc. 2020 Proxy Statement | 3

TABLE OF CONTENTS PROXY STATEMENT SUMMARY ......................................................................................................... 5 CORPORATE GOVERNANCE AND BOARD MATTERS Board of Directors..................................................................................................................... 6 Director Skills Summary ............................................................................................................. 11 Meetings and Committees of The Board of Directors ..................................................................... 12 Corporate Governance .............................................................................................................. 14 2019 Director Compensation....................................................................................................... 17 EXECUTIVE COMPENSATION Compensation Discussion and Analysis ........................................................................................ 19 Compensation Committee Report ............................................................................................... 34 Additional Executive Compensation Information ........................................................................... 35 AUDIT RELATED MATTERS Audit Committee Report............................................................................................................ 44 Independent Registered Public Accounting Firm Fees and Services ................................................... 44 Policy on Audit Committee Pre-approval ...................................................................................... 44 ITEMS TO BE VOTED UPON Election of Directors (Item 1) ...................................................................................................... 45 Advisory Vote on Executive Compensation (Item 2)........................................................................ 46 Ratification of Appointment of Independent Registered Public Accounting Firm (Item 3) .................... 47 OTHER INFORMATION FAQ: Annual Meeting and Voting................................................................................................. 48 Beneficial Ownership ................................................................................................................ 50 Stockholders’ Proposals for 2021 Annual Meeting ........................................................................... 54 Householding of Notice of Internet Availability of Proxy Materials .................................................... 54 Section 16(a) Beneficial Ownership Reporting Compliance ............................................................... 55 Neenah, Inc. 2020 Proxy Statement | 4

PROXY STATEMENT SUMMARY Our Board of Directors is soliciting proxies from our stockholders in connection with Neenah’s Annual Meeting of Stockholders. When used in this Proxy Statement, the terms “we,” “us,” “our,” “the Company,” and “Neenah” refer to Neenah, Inc. and its consolidated subsidiaries. The approximate date on which this Proxy Statement is being filed and notice is being sent or given to stockholders of record is April 9, 2020. This summary highlights information contained in the Proxy Statement. It does not include all of the information that you should consider prior to voting and we encourage you to read the entire document prior to voting. For more complete information regarding Neenah’s 2019 financial performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. STOCKHOLDERS ARE BEING ASKED TO VOTE ON THE FOLLOWING MATTERS AT THE 2020 ANNUAL MEETING OF STOCKHOLDERS: Election of Directors The Board and the Nominating and Corporate Governance Committee believe that the three Class I Director nominees possess the necessary qualifications, attributes, skills and experiences to provide quality advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of stockholders. 1 FOR Each Director Nominee 45 Advisory Vote to Approve Executive Compensation The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers as described in the Compensation Discussion and Analysis section beginning on page 19 and the Executive Compensation Tables section beginning on page 35. The Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. 2 FOR 46 Ratification of the Appointment of Deloitte & Touche, LLP, as Independent Auditors The Audit Committee and the Board believe that the retention of Deloitte & Touche, LLP, to serve as the Independent Auditors for the fiscal year ending December 31, 2020 is in the best interest of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the Independent Auditors. 3 FOR 47 Neenah, Inc. 2020 Proxy Statement | 5 Description Item Board Recommendation Page

BOARD OF DIRECTORS CLASS I DIRECTORS – NOMINATED FOR RE-ELECTION: 66 Audit Committee Donaldson Company Inc. Valspar Corporation 66 Audit Committee Experience Neenah, Inc. 2020 Proxy Statement | 6 William M. Cook William M. Cook, born in 1953, is the retired Executive Chairman (2015-2016) of Donaldson Company Inc., a technology-driven global company that manufacturers filtration systems to remove contaminants from air and liquids. Mr. Cook is also the former Chairman (2005-2015), President and Chief Executive Officer (2004-2015) of Donaldson. Prior to that, Mr. Cook held various roles at Donaldson of increasing responsibility, including service as Senior Vice President, International (2000-2004); Chief Financial Officer (2001-2004); and Senior Vice President, Commercial and Industrial (1994-2000). Mr. Cook is also currently a Director of IDEX Corporation (where he serves as Lead Director and also on the Audit Committee) and was a director of Valspar Corporation (where he served on the Audit Committee) from 2010 to 2017. Mr. Cook brings to the Neenah Board his filtration industry and operations experience and financial expertise for the past 35 years at Donaldson where he held a wide range of financial and business positions with global responsibilities. Mr. Cook is an experienced public company Board member having served on the Donaldson Board from 2004-2016 and as an independent director for IDEX and Valspar. Mr. Cook also has valuable Board experience from his past service to various private and charitable organizations. Mr. Cook has served as a director of Neenah since 2016. Mr. Cook holds a BS degree in Business Management and an MBA degree from Virginia Tech. Mr. Cook’s educational background, financial expertise, and extensive experience in the filtration industry make him an effective member of Neenah’s Board. Age Director Since 2016 Committees Public Directorship Experience IDEX Corporation Independent Yes Philip C. Moore Philip C. Moore, born in 1953, retired as Senior Vice President, Deputy General Counsel and Corporate Secretary of TD Bank Group, Toronto, Canada on December 31, 2016. Mr. Moore joined TD Bank Group in May 2013, prior to which he had been a partner at McCarthy Tétrault LLP, Canada’s national law firm where he practiced corporate and securities law in Toronto and Sydney, Australia, with particular emphasis on corporate governance, finance, mergers and acquisitions, and other business law issues. He has been involved in many corporate mergers, acquisitions, dispositions, and reorganizations, as well as capital markets transactions in a variety of industries and geographies. Mr. Moore has extensive experience in corporate transactions involving the pulp and paper industries. Mr. Moore has been awarded the designation “Chartered Director” from the Directors College, Canada’s leading director education program run by McMaster University and the Conference Board of Canada. He has advised on the design and implementation of numerous executive compensation plans, as well as on executive compensation governance matters. From 1994 until 2000, he was a director of Imax Corporation and is currently a director of a number of private corporations. Mr. Moore has served as a director of Neenah since 2004. Mr. Moore received his BA from McMaster University and his LLB from Queen’s University. Mr. Moore’s educational background and extensive experience in corporate governance and business law make him an effective member of Neenah’s Board. Age Director Since 2004 Committees Nominating and Corporate Governance Committee Public Directorship Imax Corporation Independent Yes

Julie A. Schertell Julie A. Schertell, born in 1969, is Senior Vice President and Chief Operating Officer of the Company. Ms. Schertell has been in this role since January 1, 2020. Prior to this role, Ms. Schertell was the President of Technical Products from September 2018 to December 2019, and President of Fine Paper & Packaging, from January 2011 to September 2018. Ms. Schertell joined the Company in 2008 and served as Vice President of Sales and Marketing for the Fine Paper division through December 2010. Ms. Schertell was employed by Georgia-Pacific Corporation in the Consumer Products Retail division, where she served as Vice President of Sales Strategy from 2007 to 2008, and as Vice President of Customer Solutions from 2003 through 2007. Ms. Schertell has served as a director of Neenah since February 5, 2020. Ms. Schertell’s extensive experience in the paper and consumer products industries, and leadership positions in the Company make her an effective member of Neenah’s Board. Neenah, Inc. 2020 Proxy Statement | 7 Age 50 Director Since 2020 Committees N/A Public Directorship Experience N/A Independent No

CLASS II DIRECTORS – TERM EXPIRING AT THE 2021 ANNUAL MEETING:



Margaret S. Dano

Margaret S. Dano, born in 1959, is the former Chairman of the Board for Superior Industries International, Inc., a leading manufacturer of aluminum road wheels for use in the automobile and light truck industry. Ms. Dano was appointed as Chairman of the Board in 2014 and served as a director for Superior from 2007 to 2017. In addition, Ms. Dano currently serves as a director of Douglas Dynamics, Inc., a manufacturer of snow and ice control equipment for the global light truck market, a position she has held since 2012, where she chairs the Governance committee and serves on both the compensation and audit committees. From 2002 to 2005, Ms. Dano served as Vice President, Worldwide Integrated Supply Chain and Operations for Honeywell Corporation. Prior to that she served as Vice President, Worldwide Supply Chain Office Products & GM Printer Papers for Avery Dennison Corporation from 1999 to 2002 and Vice President of Corporate Manufacturing & Engineering from 1996 to 1999. Ms. Dano received a BS in mechanical engineering from Kettering University (formerly the General Motors Institute). Ms. Dano has served as a director of Neenah since 2015. Ms. Dano's senior executive experience in global manufacturing and supply chain and her public board experience and leadership with manufacturing companies make her an effective member of Neenah's Board.

Age
60

Director Since
2015

Committees
Nominating and Corporate Governance Committee
Compensation Committee

Public Directorship Experience
Superior Industries International, Inc.
Douglas Dynamics, Inc.

Independent
Yes



Stephen M. Wood, Ph.D.

Stephen M. Wood, Ph.D., born in 1946, is an Operating Partner with Snow Phipps Group LLC, an internationally diversified investment company. Prior to this he served as Chairman of the Board for FiberVisions Corporation which is a leading global manufacturer of synthetic fibers for consumer products, construction, and industrial applications. Dr. Wood was President and Chief Executive Officer of FiberVisions from 2006 to 2012. Dr. Wood was also Chairman of the Board of ESFV, a global joint Venture with JNC Corporation, a leading Japanese Chemical Company. From 2001 to 2004, Dr. Wood served as President and Chief Executive Officer of Kraton Polymers, a specialties chemical company, and Chairman and Representative Director of JSR Kraton Elastomers, a Japanese joint venture company. Prior to this Dr. Wood was President of the Global Elastomers business of Shell Chemicals, Ltd., and a Vice President of that company. Dr. Wood was also elected International President of the International Institute of Synthetic Rubber Producers. Dr. Wood has a BSc in Chemistry and a Ph.D. in Chemical Engineering from Nottingham University, United Kingdom and is a graduate of the Institute of Chemical Engineers and a Fellow of the Institute of Directors. Dr. Wood has served as a director of Neenah since 2004. Dr. Wood's experience as the senior executive of global chemical manufacturing companies, his international and previous board experience, and his educational background make him an effective member of Neenah's Board.

Age
73

Director Since
2004

Committees
Audit Committee
Compensation Committee

Public Directorship Experience
N/A

Independent
Yes

Neenah, Inc. 2020 Proxy Statement | 8

Donna M. Costello Donna M. Costello, born in 1973, is an experienced Finance Executive. Most recently, Ms. Costello was the Chief Financial Officer of C&D Technologies from 2016 until early 2020. Previously, Ms. Costello served as Chief Financial Officer of Sequa Corporation, a $1.5 billion global manufacturer and service provider in the Industrial and Aerospace markets, from 2008 to 2015. Prior to being promoted to Chief Financial Officer in 2008, Ms. Costello served as Vice President and Controller of Sequa Corporation, which was a publicly traded company until its acquisition by The Carlyle Group in 2007. From 2002 to 2005, Ms. Costello served as Vice President and Controller of Chromalloy Gas Turbine, Sequa’s largest subsidiary. Ms. Costello began her career in 1995 as an auditor for Arthur Andersen and advanced through a series of assignments to become a senior audit manager in 1999. Ms. Costello received her BBA and MBA from Iona College. Ms. Costello is a certified public accountant and a member of both the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Ms. Costello is also a member of the Henry Crown Fellowship Program of the Aspen Institute. Ms. Costello has served as a director of Neenah since 2019. Neenah, Inc. 2020 Proxy Statement | 9 Age 47 Director Since 2019 Committees Audit Committee Public Directorship Experience N/A Independent Yes

CLASS III DIRECTORS – TERM EXPIRING AT THE 2022 ANNUAL MEETING:



Timothy S. Lucas

Timothy S. Lucas, born in 1946, was an independent financial reporting consultant with Lucas Financial Reporting from 2002 until retiring in December 2017. From 1988 to 2002, Mr. Lucas worked at the Financial Accounting Standards Board ("FASB"), where he was the Director of Research and Technical Activities, and Chairman of the FASB's Emerging Issues Task Force. Mr. Lucas has served as a director of Neenah since 2004. Mr. Lucas received his BA in Economics and BS in Accounting from Rice University and his Master of Accounting from the Jesse H. Jones Graduate School, Rice University. Mr. Lucas' experience at FASB, consulting experience, and educational background make him an effective member of Neenah's Board.

Age
73

Director Since
2004

Committees
Audit Committee
Compensation Committee

Public Directorship Experience
N/A

Independent
Yes



Tony R. Thene

Tony R. Thene, born in 1960, currently serves as director and Chief Executive Officer of Carpenter Technology Corporation, a leader in specialty alloy-based materials and process solutions. Mr. Thene began his career at Carpenter in 2013 as Chief Financial Officer and has served as a director since 2015. Prior to 2013, Mr. Thene worked at Alcoa, Inc. in various senior financial and accounting leadership positions. Mr. Thene received his BS in Accounting from Indiana State University and his MBA from the Weatherhead School of Management at Case Western Reserve University. Mr. Thene has served as a director of Neenah since 2019. Mr. Thene's educational background, financial expertise, and extensive experience in the specialty materials industry make him an effective member of Neenah's Board.

Age
59

Director Since
2019

Committees
Nominating and Corporate Governance Committee

Public Directorship Experience
Carpenter Technology Corporation

Independent
Yes

DIRECTORS RETIRING EFFECTIVE AS OF THE 2020 ANNUAL MEETING:



John P. O'Donnell

John P. O'Donnell, born in 1960, is President and Chief Executive Officer of Neenah and previously served as Chief Operating Officer from 2010 to 2011 and President, Fine Paper from 2007 to 2010. Prior to joining Neenah in 2007, Mr. O'Donnell was with Georgia Pacific Corporation since 1985 and held increasingly senior management positions in the Consumer Products division. Mr. O'Donnell served as President of the North American Retail Business from 2004 through 2007 and as President of the North American Commercial Tissue business from 2002 through 2004. Mr. O'Donnell received his BS from Iowa State University. He has served as a director of Neenah since 2010. Mr. O'Donnell has also served as a director for Clearwater Paper Corporation since April 2016.

Age
59

Director Since
2010

Committees
N/A

Public Directorship Experience
Clearwater Paper Corporation

Independent
No

Neenah, Inc. 2020 Proxy Statement | 10

DIRECTOR SKILLS SUMMARY Neenah, Inc. 2020 Proxy Statement | 11 Our Board of Directors possesses diverse experience and perspectives in various areas critical to our business. The Board’s collective knowledge ensures appropriate management and risk oversight and supports our goal of creating long-term sustainable stockholder value. William M. Cook Donna M. Costello Margaret S. Dano Timothy S. Lucas Philip C. Moore John P. O’Donnell Julie A. Schertell Tony R. Thene Stephen M. Wood Senior Executive/Strategic Leadership: experience in overseeing, developing, and/or implementing business strategy for a publicly listed company or complex organization. Manufacturing/Supply Chain: experience in manufacturing and/or supply chain management. International: experience in international business management or transactions. Capital/Asset Allocation: experience in assessing and/or implementing capital and/or asset allocation decisions. Talent Management & Executive Compensation: experience in human resources, leadership development, talent management, and/or executive compensation issues. Audit/Accounting/Financial Statements: experience preparing, auditing, analyzing, or evaluating financial statements for a complex business Capital Markets/Investor Relations: capital markets experience; experience relevant to institutional investor expectations. Legal/Regulatory/Risk Management: experience in the management or oversight of legal, compliance and regulatory affairs, and of risk management. Other Board Experience: experience as a director of a publicly listed company or other complex organization.

MEETINGS / COMMITTEES OF THE BOARD OF DIRECTORS The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, which we refer to as the Nominating Committee. The Board of Directors held four meetings in 2019. The Company’s Corporate Governance Policies provide that all directors are expected to regularly attend and participate in Board and Committee meetings and encourage the directors to attend the Company’s Annual Meeting. In 2019, our directors attended 100% of the regularly scheduled meetings of the Board and of the committees of which he or she is a member. All of the Company’s directors were in attendance at the 2019 Annual Meeting. Neenah holds regularly scheduled executive sessions of the independent directors at each Board meeting. As Chair of the Board, Mr. Cook presides at all of the executive sessions. William M. Cook Donna M. Costello 8 independent Philip C. Moore independent Neenah, Inc. 2020 Proxy Statement | 12 AUDIT COMMITTEE The Audit Committee is comprised solely of directors who meet the independence requirements of the New York Stock Exchange (“NYSE”) and the Securities Exchange Act of 1934, as amended (“Exchange Act”), and are financially literate, as required by NYSE rules. At least one member of the Audit Committee is an audit committee financial expert, as defined by the rules and regulations of the Securities and Exchange Commission (“SEC”). The Audit Committee has been established in accordance with applicable rules promulgated by the NYSE and the SEC. The Audit Committee assists the Board in monitoring: • the quality and integrity of our financial statements; • our compliance with ethical policies contained in our Code of Business Conduct and Ethics, and legal and regulatory requirements; • the independence, qualification and performance of our registered public accounting firm; • the performance of our internal auditors; and related party transactions. The Audit Committee is governed by the Audit Committee Charter approved by the Board. The charter is available on our website at www.neenah.com. COMMITTEE AND MEMBERS Timothy S. Lucas, Chair Stephen M. Wood Philip C. Moore Number of Meetings > All members are > All members are financially literate under NYSE standards > The Board has determined that Messrs. Lucas and Cook and Ms. Costello are audit committee financial experts within the meaning of the SEC’s rules. NOMINATING AND CORPORATE GOVERNANCE COMMITTEE The Nominating Committee is comprised solely of directors who meet the NYSE independence requirements. The Nominating Committee: • oversees the process by which individuals are nominated to our Board; • reviews the qualifications, performance, and independence of members of our Board; • reviews and recommends policies with respect to composition, organization, processes and, practices of our Board, including diversity; and • identifies and investigates emerging corporate governance issues and trends that may affect us. The Nominating Committee is governed by the Nominating and Corporate Governance Committee Charter approved by the Board. The charter is available on our website at www.neenah.com. COMMITTEE AND MEMBERS Margaret S. Dano, Chair Tony R. Thene Number of Meetings 4 > All members are

COMPENSATION COMMITTEE The Compensation Committee is comprised solely of directors who meet NYSE independence requirements, meet the requirements for a “non-employee director” under the Exchange Act, meet the requirements of Rule 10C-1 under the Exchange Act, and meet the requirements for an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee: • reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and sets such compensation; approves, in consultation with our Chief Executive Officer, the compensation of our officers who are elected by our Board; makes recommendations to our Board with respect to our equity-based plans and executive incentive compensation plans; and reviews with management and approves awards under our long-term incentive compensation plans and equity-based plans. • • • The Compensation Committee is governed by the Compensation Committee Charter approved by the Board. The charter is available on our website at www.neenah.com. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is provided in the “Compensation Discussion and Analysis” below. Neenah, Inc. 2020 Proxy Statement | 13 COMMITTEE AND MEMBERS Stephen M. Wood, Chair Timothy S. Lucas Margaret S. Dano Number of Meetings 5 > All members are independent

CORPORATE GOVERNANCE Board Leadership The Board selects from among its members the Chair of the Board. The Board also elects the Chief Executive Officer of the Company. The current Board Leadership is as follows: Chairman of the Board William M. Cook Chief Executive Officer John P. O’Donnell Chief Executive Officer-elect Julie A. Schertell On February 5, 2020, Mr. O’Donnell delivered notice to the Board of his intent to retire from his position as Chief Executive Officer effective as of May 21, 2020 and to not stand for re-election as a member of the Board at the Company’s 2020 Annual Meeting. In connection with Mr. O’Donnell’s planned retirement, the Board unanimously approved the appointment of Ms. Schertell as a member of the Board, effective as of February 5, 2020, and Chief Executive Officer, effective as of the 2020 Annual Meeting. directors had any material relationships with Neenah and concluded that no such material relationship existed that would impair their independence (see “Approval of Related Party Transactions” below). In making this determination, the Board relied both on information provided by our directors as well as information developed internally by Neenah. As is currently the case, immediately after the election of the nominees to the Board of Directors, a majority of all directors holding office will be independent directors. The Nominating Committee and the Board have affirmatively determined that seven of the Company’s nine directors do not have any relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and are independent in accordance with NYSE listing standards, rules and regulations and our Corporate Governance Policies. Immediately following the 2020 Annual Meeting, Neenah’s independent directors will be Margaret S. Dano, Stephen M. Wood, Timothy S. Lucas, Philip C. Moore, Tony R. Thene, William M. Cook and Donna M. Costello. The Board believes at this time that it is appropriate for Ms. Schertell to serve as a member of the Board prior to assuming the role as Chief Executive Officer and to continue serving as a member of the Board after Mr. O’Donnell’s retirement. Ms. Schertell’s position as both Chief Executive Officer and director provides a continuity of leadership between the senior executive team and the Board and enhances the corporate governance environment of the Board. Independent Directors Our Amended and Restated Bylaws provide that a majority of the directors on our Board shall be independent and currently seven out of the nine directors are independent. Immediately following the 2020 Annual Meeting, seven out of the eight directors will be independent. In addition, the Corporate Governance Policies adopted by the Board, described further below, provide for independence standards consistent with NYSE listing standards. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. Having seven out of eight independent directors provides Neenah with a sufficient level of oversight, governance and independence without unduly limiting the senior executives from acting in the best interest of the Company and its stockholders. Nomination of Directors The Board of Directors is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to the Nominating Committee, in consultation with the Chair of the Board and Chief Executive Officer. More specifically, our Nominating Committee has adopted, and the Board has ratified, the “Neenah, Inc. Policy Regarding Qualification and Nomination of Director Candidates.” The Nominating Committee seeks to create a Board that is strong in its collective knowledge and diversity of skills and experience with respect to, accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance, education, background and global markets. Qualified candidates for director are those who, in the judgment of the Nominating Committee, possess all of the In evaluating the independence of our independent directors, the Board also considered whether any of the independent Neenah, Inc. 2020 Proxy Statement | 14

following personal attributes and a sufficient mix of the following experience attributes to assure effective service on the Board. Personal attributes of a Board candidate considered by the Nominating Committee include: leadership, ethical nature, contributing nature, independence, interpersonal skills, effectiveness, currency of work history and diversity. Experience attributes of a Board candidate considered by the Nominating Committee include: financial acumen, general business experience, industry knowledge, diversity of view-points, special business experience, and expertise. When the Nominating Committee reviews a potential new candidate, the Nominating Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and our company at that time, given the then current mix of director attributes. Any such recommendation must include: • the name and address of the stockholder and a representation that the stockholder is a holder of record of shares of our common stock; a brief biographical description for the nominee, including his or her name, age, business and residence addresses, occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the requirements set forth above; a description of all arrangements or understandings between the stockholder and each nominee; such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and the nominee’s consent to serve as a director if elected. • • • • The Nominating Committee seeks to develop a diverse Board that is representative of our customer, employee and investor base. Our Board currently includes individuals of differing ages and genders. While the Nominating Committee carefully considers diversity when identifying potential director candidates, the Nominating Committee has not established a formal policy regarding diversity. Once director candidates have been identified, the Nominating Committee will then evaluate each candidate in light of his or her qualifications and credentials and any additional factors that the Nominating Committee deems necessary or appropriate, including those set forth above. Qualified prospective candidates will be interviewed by the Chair of the Board, the Chief Executive Officer and at least one member of the Nominating Committee. The full Board will be kept informed of the candidate’s progress. Using input from such interviews and other information obtained by the Nominating Committee, the Nominating Committee will evaluate whether a prospective candidate is qualified to serve as a director and, if so qualified, will seek full Board approval of the nomination of the candidate or the election of such candidate to fill a vacancy on the Board. The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating Committee periodically assesses the appropriate size of the Board and whether any vacancies on the Board are expected. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee will seek to identify director candidates based on input provided by a number of sources, including: (i) Nominating Committee members; (ii) other directors of Neenah; (iii) management of Neenah; and (iv) stockholders of Neenah. The Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates. Existing directors who are being considered for re-nomination will be re-evaluated by the Nominating Committee based on each director’s satisfaction of the qualifications described above and his or her performance as a director during the preceding year. All candidates submitted by stockholders will be evaluated in the same manner as candidates recommended from other sources, provided that the procedures set forth above have been followed. All of the current nominees for director are current members of the Board. Based on the Nominating Committee’s evaluation of each nominee’s satisfaction of the qualifications described above, the Nominating Committee determined to recommend the two directors for re-election. The Nominating Committee has not received any nominations from stockholders for the Annual Meeting. The Nominating Committee will consider nominees recommended by stockholders as candidates for election to the Board. A stockholder wishing to nominate a candidate for election to the Board at the Annual Meeting is required to give written notice to the Secretary of Neenah of his or her intention to make a nomination. Pursuant to our Amended and Restated Bylaws, the notice of nomination must be received by Neenah not less than 50 calendar days nor more than 75 calendar days prior to the Annual Meeting, or if Neenah gives less than 60 calendar days’ notice of the meeting date, the notice of nomination must be received no later than the close of business on the 10th calendar day following the day on which the Annual Meeting date is announced. Corporate Governance Policies We have adopted the Neenah, Inc. Corporate Governance Policies that guide the Company and the Board on matters of corporate governance, including director responsibilities, Board committees and their charters, director independence, director qualifications, director evaluations, director orientation and education, director access to management, Board access to independent advisors, and management development and succession planning. Copies of the To recommend a nominee, a stockholder should write to Noah S. Benz, Senior Vice President, General Counsel and Secretary of Neenah, at 3460 Preston Ridge Road, Preston Ridge III, Suite 600, Alpharetta, Georgia 30005. Neenah, Inc. 2020 Proxy Statement | 15

Corporate Governance Policies are available on our website at www.neenah.com on the “Investor Relations” page under the tab “Corporate Governance—Governance Policies and Documents”. Code of Business Conduct and Ethics We have adopted the Neenah, Inc. Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics meets the requirements of a “code of ethics” as defined by SEC rules and regulations. The Code of Business Conduct and Ethics also meets the requirements of a code of conduct under NYSE listing standards. The Code of Business Conduct and Ethics is available on our website at www.neenah.com on the “Investor Relations” page under the tab “Corporate Governance—Governance Policies and Documents”. Human Rights Policy We have adopted the Neenah, Inc. Human Rights Policy applicable to all stakeholders. The Human Rights Policy sets forth Neenah’s commitment to promote human rights in accordance with the Universal Declaration of Human Rights and the United Nations Guiding Principles on Business and Human Rights to ensure that all people are treated with dignity and respect. The Human Rights Policy is available on our website at www.neenah.com on the “Investor Relations” page under the tab “Corporate Governance—Governance Policies and Documents”. Environmental Policy We have adopted the Neenah, Inc. Environmental Policy applicable to all stakeholders. The Environmental Policy sets forth Neenah’s commitment to stewardship and sustainability of our natural resources. The Environmental Policy is available on our website at www.neenah.com on the “Investor Relations” page under the tab “Corporate Governance—Governance Policies and Documents”. Corporate Sustainability Report We have published a Corporate Sustainability Report describing how environmental and social consideration, and related financial impacts, are integrated into Neenah’s long-term strategy. The Corporate Sustainability Report is available on our website at www.neenah.com on the “Investors Relations” page. Risk Oversight The Board participates in risk oversight through the Company’s Enterprise Risk Evaluation conducted by our Chief Financial Officer and General Counsel, in conjunction with the Company’s senior management team, and holds management accountable for the maintenance of high ethical standards and effective policies and practices to protect the Company’s assets and enhance the Company’s culture. Annual findings are reported to the Audit Committee pursuant to the requirements of its charter and the full Board reviews an annual report of the findings as required by our Corporate Governance Policies. In addition, the Board has the opportunity to address developing risks at each Board meeting in connection with its regular review of significant safety, business and financial developments. The Company’s senior management team assists the Board in identifying and analyzing significant emerging issues that may impact the company’s overall strategy, global business continuity and financial results. The Board believes the processes described above provide for the orderly escalation of developing issues and helps the Board satisfy its risk oversight responsibilities. Communications with the Board of Directors We have established a process for interested parties to communicate with members of the Board, including non-management members of the Board. If you have any concern, question or complaint regarding any accounting, auditing or internal controls matter, or any issue with regard to our Code of Business Conduct and Ethics or other matters that you wish to communicate to our Board or non-management directors, send these matters in writing to c/o General Counsel, Neenah, Inc., Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005. Information about our Board communications policy and procedures for processing Board communications for all interested parties can be found on our website at www.neenah.com on the “Investor Relations” page under the tab “Corporate Governance—Governance Policies and Documents”. Approval of Related Party Transactions The charter of the Audit Committee requires that the Audit Committee review and approve any transactions that would require disclosure under SEC rules and regulations. To help identify related party transactions and relationships, each director and NEO, as such term is defined in the “Compensation Discussion and Analysis” section of this Proxy Statement, completes a questionnaire on an annual basis that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or will have with the Company or its subsidiaries. Additionally, the Company’s Code of Business Conduct and Ethics prohibits related party transactions and requires that any employee with knowledge of such a transaction provide written notice of the relationship or transaction to the Company’s General Counsel. Neither Neenah nor the Board is aware of any matter in 2019 that required the review and approval of the Audit Committee in accordance with the terms of the charter. Stockholder Rights Plan The Company’s Stockholder Rights Agreement expired on November 30, 2014. The Company subsequently decided not to put a new plan in place. We will continue to evaluate the need for such a plan in the future as such need may arise. Neenah, Inc. 2020 Proxy Statement | 16

2019 DIRECTOR COMPENSATION The Compensation Committee has responsibility for evaluating and making recommendations to the Board of Directors regarding compensation for our non-employee directors. Each of our directors (who are not employees) receives the following compensation: Annual cash retainer $60,000 • Board Chair $40,000 • Audit Committee Chair $30,000 • Compensation Committee Chair $30,000 • Nominating Committee Chair $17,500 • Audit Committee Members and Chair $9,000 • Compensation Committee Members and Chair $7,000 • Nominating Committee Members and Chair $5,000 *Annual equity grant paid in restricted stock units subject to a one-year vesting period Neenah’s director compensation program is intended to align with market level compensation to attract, motivate, and retain high-performing and diverse quality director talent. Neenah conducts a biennial director pay study to ensure alignment with market level compensation, the latest of which was undertaken in 2017 and resulted in an adjustment to better align with the market and evolving director work load as shown in the table above. In 2019, each director received a total of 1,676 RSUs. The number of RSUs granted to non-employee directors is calculated annually by dividing the total value of the equity grant by the grant date fair value of the Company’s stock on the day of the grant in the same manner as used to calculate grants for Company employees under the Long-Term Compensation Plan (“LTCP”). The RSUs become fully vested and convert to shares of our common stock on the first anniversary of the date of grant. Employee directors receive no additional compensation and no perquisites for serving on our Board. Neenah also established the Neenah Paper Directors’ Deferred Compensation Plan (the “Directors’ Deferred Compensation Plan”), which enables each of our non-employee U.S. directors to defer a portion of their cash compensation and RSU awards. In 2019, Dr. Wood participated in the Directors’ Deferred Compensation Plan. Each of our non-employee directors is required to own Company stock equal to four times their annual cash retainer. The valuation of restricted stock and options owned by our directors is calculated pursuant to the same guidelines detailed in this Proxy Statement for our named executive officers. All of our non-employee directors met or exceeded the guidelines as of December 31, 2019. Mr. Thene and Ms. Costello were appointed to the Board of Directors on February 1, 2019 and November 1, 2019, respectively, and each has five years in order to meet the stock ownership requirements. Neenah, Inc. 2020 Proxy Statement | 17 Annual value of equity grant$100,000* Additional cash retainers for Committee Members: Additional cash retainers for Committee and Board Chairs: Item Amount

The following table shows the total compensation paid to each of our non-employee directors in 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Sean T. Erwin(2)	41,667	–	41,667
William M. Cook	91,500	100,000	191,500
Donna M. Costello(3)	11,500	–	11,500
Margaret S. Dano	79,500	100,000	179,500
Timothy S. Lucas	106,000	100,000	206,000
John F. McGovern(4)	37,292	–	37,292
Philip C. Moore	74,000	100,000	174,000
Stephen M. Wood(5)	–	–	–
Tony R. Thene	48,667	100,000	148,667

(1) Amounts reported in this column represent the grant date fair value of the 2019 RSU award granted to each director, calculated in accordance with Financial Accounting Standards Board Statement ASC Topic 718 ("ASC 718"). Due to restrictions imposed by Canadian law, Mr. Moore is not able to receive a quarterly cash dividend on his RSUs. In lieu of receiving such dividends, Mr. Moore is granted additional shares of common stock on the date of each dividend payment and in value to the cash dividend that he would have received. Mr. Moore received 43 of these common shares in 2019.

(2) Mr. Erwin did not stand for re-election as a Class III director at the 2019 Annual Meeting.

(3) Ms. Costello was appointed to the Board of Directors on November 1, 2019.

(4) Mr. McGovern did not stand for re-election as a Class III director at the 2019 Annual Meeting.

(5) Dr. Wood deferred his 2019 compensation under the Directors' Deferred Compensation Plan.

Neenah, Inc. 2020 Proxy Statement | 18

COMPENSATION DISCUSSION AND ANALYSIS The following section presents an analysis, summary, and overview of our compensation policies and programs, including material decisions made under those policies and programs in setting the compensation levels for 2019 for our named executive officers (each a “NEO”). Decisions made concerning the total compensation package for our NEOs take into consideration the individual executive’s level of responsibility within Neenah, the performance of Neenah relative to internal targets and peer companies, and the creation of long-term stockholder value. We strive to achieve a balanced and competitive compensation package through a mix of base salary, performance-based cash bonuses, long-term equity-based incentives and awards, deferred compensation plans, pension plans, and welfare benefits. Compensation Objectives and Philosophy Neenah’s compensation policies are designed to incorporate the following attributes: 2019 Key Strategic and Financial Achievements Delivered increased margins and earnings per share. Consolidated net sales of $938.5 million decreased 9% versus 2018. Neenah, Inc. 2020 Proxy Statement | 19 Continued to build presence and capabilities in targeted growth categories. Earnings per diluted common share from continuing operations of $3.26 increased 50% versus 2018. Record free cash flow of $76.2 million. Consolidated operating income of $78.3 million increased 45% versus 2018. INCLUDED EXCLUDED • Significant component of pay based on performance achievement; more senior positions have a higher percentage of performance-based pay; maximum payment limit on incentive plans • Measures are based on achievement of financial targets, attainment of strategic objectives, and enhancement of stockholder value, with a clawback policy • Policies validated through an independent consultant reporting to the Compensation Committee, comparison to independent peer companies & stockholder “say-on-pay” votes • Strict insider trading policy for equity awards • Guaranteed variable compensation and/or open-ended payments • Single trigger change in control arrangements; excise tax gross-ups • Re-pricing or cash buyout of underwater stock appreciation rights without stockholder approval • Market timing of equity awards

Strategic initiatives to drive future top and bottom line growth Following this section under the heading “Additional Executive Compensation Information” we have included certain tables where you will find detailed compensation information for each of our NEOs. This section is intended to provide additional details regarding Neenah’s compensation practices, as well as the information and process used to create and implement our compensation program for our NEOs and other executive officers. • Managed costs and pricing to restore operating margins after a rapid run-up in input costs in 2018 • Reinvigorated our product innovation pipeline and launched a number of unique new products • Changed a major fine paper distributor to others who are providing more support for our brands Named Executive Officers John P. O’Donnell President and Chief Executive Officer • Implemented a new, functionally-aligned organization to help accelerate value creation globally between all our businesses Bonnie C. Lind Senior Vice President, Chief Financial Officer and Treasurer • Published a new Corporate Sustainability Report, highlighting our commitment and accomplishments to environmental, social and governance issues Julie A. Schertell Senior Vice President, Chief Operating Officer • Implemented a new operating system at our two largest plants, helping to drive safety and cost improvements Byron J. Racki, Senior Vice President Senior Vice President, Sales & Marketing Matthew L. Duncan Senior Vice President, Chief Human Resources Officer Deployed cash in a disciplined fashion to maintain a strong Return on Capital and provide attractive direct returns of cash to stockholders On January 14, 2020, Mr. Duncan announced his resignation as Senior Vice President, Chief Human Resources Officer, effective as of February 1, 2020. • Free cash flow of $76.2 million was used to reduce debt and return cash to shareholders. Increased the dividend by 10% in 2019 • Maintained a Return on Investment in excess of our cost of capital • Credit ratings and metrics remained strong, providing liquidity and ample capacity to pursue attractive opportunities • Our Total Stockholder Return (“TSR”) in 2019 was 22.8% and over the past ten years, Neenah’s TSR was 3rd highest of the 14 companies in our peer group and more than three times the return of the Russell 2000 Neenah, Inc. 2020 Proxy Statement | 20

Our Compensation-Setting Process: The Compensation Committee must pre-approve any additional work of a material nature assigned to its consultant and will not approve any such work that, in its view, could compromise Hugessen’s independence as advisor to the Committee. Hugessen does not provide any other services to Neenah. Decisions made by the Committee are the responsibility of the Committee and reflect factors and considerations in addition to the information and recommendations provided by Hugessen. In 2019, the Compensation Committee, in accordance with SEC rules, considered the independence factors having to do with consultant conflicts of interest and determined that the work of Hugessen did not raise any conflicts of interest. Role of Compensation Committee The Compensation Committee is responsible for carrying out the Board’s responsibilities for determining the compensation for our NEOs. In that capacity, the Compensation Committee (1) annually reviews and approves the corporate goals and objectives relating to our executive compensation programs, (2) evaluates performance against those goals and objectives, and (3) approves the compensation payable to our NEOs. The Role of Stockholder Say-on-Pay Votes The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation. At the Company’s annual meeting of stockholders held on May 22, 2019, greater than 98% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee considered these results and believes the voting results reflect strong stockholder support for the Company’s approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposal votes in order to help understand the environment for future executive compensation practices. In addition, in 2019 the Company retained Aon Hewitt, Inc. (“Aon”) to advise management on developments relating to executive compensation in general and provide support to management and the Compensation Committee in their ongoing analysis and assessment of the effectiveness of Neenah’s compensation policies and programs. Aon also assisted in the preparation and review of materials prepared by management related to benchmarking and plan designs. Role of Executive Officers At the request of the Compensation Committee, our President and Chief Executive Officer, along with our Senior Vice President and Chief Human Resources Officer after extensive market research, make recommendations to our Compensation Committee regarding base salary and target levels for our annual performance bonuses and long-term equity compensation for our executive officers. These recommendations are based on the philosophy and analysis described in this “Compensation Discussion and Analysis” section of this Proxy Statement. Neither Mr. O’Donnell nor Ms. Schertell are involved in setting or approving his or her own compensation levels. Use of Compensation Consultants The Compensation Committee charter grants the Committee authority to independently retain compensation consultants, and in 2019 the Committee again engaged Hugessen Consulting, Inc. (“Hugessen”) to provide the Committee with independent advice and assistance in its deliberations regarding compensation matters. At the Committee’s request, Hugessen originated certain analyses, reviewed the information provided by management, and assisted the Committee in assessing 2019 compensation for Neenah’s NEOs. In addition, Hugessen provided input to assist the Committee in establishing the 2019 targeted compensation levels and performance criteria under the Company’s incentive plans. Neenah, Inc. 2020 Proxy Statement | 21

Peer Comparison To assist in evaluating and determining levels of compensation in 2018 for each element of pay, the Compensation Committee reviewed various sources of data prepared by management including: feedback to the Compensation Committee in connection with their review of competitive pay practices. Neenah’s management and the Compensation Committee do not believe that it is appropriate to establish compensation levels based solely on peer comparisons or benchmarking; however, marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation. Management and the Compensation Committee believe that information regarding pay practices at other companies is useful to confirm that our compensation practices are competitive in the marketplace. Proxy data collected and analyzed from a peer group of companies in the paper, printing and specialty chemical industries and similar in size to Neenah (the “Peer Group”). In 2019, the Compensation Committee conducted a thorough review of the companies in the Peer Group. The Committee reviewed and discussed the companies presented for consideration, including (i) industry, (ii) revenue size, (iii) market cap, and (iv) total enterprise value, and unanimously selected the following companies: Targeted Compensation Levels The Compensation Committee establishes targeted total compensation levels based upon performance objectives for our executive officers eligible to receive an annual cash bonus opportunity under the Management Incentive Plan (“MIP”) and equity awards under the LTCP as authorized by the Amended and Restated Neenah, Inc. 2018 Omnibus Stock and Incentive Compensation Plan (the “2018 Omnibus Plan”). In making these determinations, the Committee is guided by the compensation philosophy described below. The Committee also considers historical compensation levels, pay practices at companies in the Peer Group and the relative compensation among Neenah’s senior executive officers. The Committee also considers industry conditions, corporate performance versus peer companies, and the overall effectiveness of Neenah’s compensation program in achieving desired performance levels. • • • • • • • • • • • • • • • Clearwater Paper Corporation Ferro Corporation Innophos Holdings, Inc. Innospec, Inc. Kraton Corporation Lydall, Inc. Multi-Color Corporation Myers Industries, Inc. Omnova Solutions, Inc. P.H. Glatfelter Company Quaker Chemical Corporation Rayonier Advanced Materials, Inc. Rogers Corporation Schweitzer-Mauduit International, Inc. Stepan Company As targeted total compensation levels are determined, the Compensation Committee also determines the portion of total compensation that will be contingent, performance-based pay. Performance-based pay includes cash awards under our MIP program and equity awards under our LTCP, which may be earned based on the Company’s achievement of performance goals. The value of the LTCP award largely depends upon long-term appreciation in the Company’s stock price. Data collected from Aon’s database using a broad industry cut of manufacturing companies with approximate revenues between $500 million and $2.0 billion. To develop market figures, compensation opportunities for the NEOs were compared to the compensation opportunities for similarly situated executives in comparable positions. Hugessen reviewed the results of these analyses and provided Neenah, Inc. 2020 Proxy Statement | 22

Neenah’s compensation philosophy is intended to provide competitive pay within the relevant market by targeting the total compensation opportunities and to reward executives for short-term and long-term performance through an overall compensation mix that is targeted to include a minimum of 50% performance-based compensation for our NEOs. In 2019, our Chief Executive Officer’s compensation was approximately 74% performance-based at target levels and our other NEOs compensation was approximately 59% performance-based at target levels. CEO @ Target Other NEOs @Target f.-Base Salary 26% Perf.-Cash 23% 24% Perf.-Equity 35% Base Salary 41% Perf.-Equity 51% Compensation Components Our executive compensation includes the base components described below, each of which is designed to accomplish specific goals of our compensation philosophy described above. In connection with our discussion of each of such base components, the following questions will be addressed: Base Salary Base salary is a critical element of executive compensation because it provides our executives with a defined level of monthly income and also sets the base level for performance compensation. Individual base salaries for our NEOs are generally reviewed by comparing total compensation opportunities within the Peer Group as discussed above. Salary increases, if any, are reviewed and approved by the Compensation Committee on an annual basis. Factors considered in base salary increases include the Company’s performance over the past year, changes in individual executive responsibility, the position of base salary together with all other compensation as indicated by our analysis of the Peer Group, and market data provided by Aon when peer data was not available. Why Neenah chooses to pay each of the base components; • How Neenah determines the amount of the various base components; • How each component fits into Neenah’s overall compensation plan and supports Neenah’s compensation philosophy. • This approach to base salary supports our compensation philosophy. The Compensation Committee has determined that setting NEO base salaries in this manner allows Neenah to be competitive in attracting and retaining talent, while at the same time, aligning the executive’s and stockholders’ interest as a majority of the executive’s overall compensation is performance-based. Neenah, Inc. 2020 Proxy Statement | 23

2019 Base Salary Decisions

In January 2019, after discussing the individual performance, experience, scope of responsibilities, and Mr. O'Donnell's recommendations for the other NEOs, the Compensation Committee established the base salaries for each NEO. In general, any increases in base pay are intended to be competitive with the market and take into consideration the individual performance and scope of responsibilities of each NEO. Taking into account all of these factors and a comparison relative to peers, the Committee approved the adjustments shown below to further align NEO base salary with the market.

The following table provides the base salary of each NEO as of December 31 for each year listed:

Name	2018 Base Salary	2019 Base Salary	% Increase
John P. O'Donnell	$830,000	$863,000	4%
Bonnie C. Lind	$410,000	$435,000	6%
Julie A. Schertell	$460,000	$460,000	0% (1)
Byron J. Racki	$377,000	$377,000	0% (2)
Matthew L. Duncan	$300,000	$315,000	5%

(1) Ms. Schertell received a 15% base salary increase on October 1, 2018 in connection with a material change in her roles and responsibilities.

(2) Mr. Racki received a 29% base salary increase on October 1, 2018 in connection with a material change in his roles and responsibilities.

Annual Performance Bonuses

Annual cash incentive bonus opportunities are awarded under the MIP and are based on our achievement of performance goals established at the beginning of each calendar year. MIP target bonuses are established as a percentage of base salary with a target bonus ranging from 50% to 90% for each NEO. The Compensation Committee annually approves the target bonus range based on: (i) data provided from the market surveys as previously described, (ii) the experience and knowledge of the executive, and (iii) the quality and effectiveness of the executive's leadership within Neenah. The amount of the actual MIP bonus is adjusted up or down from the target bonus based on Neenah's year-end results, as may be adjusted by the Compensation Committee for non-recurring items (with year-end results measured against the objective and subjective criteria set forth in the MIP plan for the applicable year, as previously approved by the Compensation Committee). Actual MIP payments can range from 0-200% of the target bonus for our chief executive, legal, operations and financial officers, and 0-250% for the business unit leaders, depending on whether the Company's results fall short of, achieve, or exceed the identified performance goals.

Under the MIP, the Compensation Committee generally sets a range of possible payments from zero to a maximum percentage of the target award based on its belief that no bonus should be earned if performance is below established thresholds and its determination that the top end of the range should provide an appropriate incentive for management to achieve exceptional performance. Under the MIP, specific performance measures and thresholds are determined by the Committee in consultation with the Chief Executive Officer, based on key metrics that support the achievement of Neenah's short-term and long-term strategic objectives.

Annual performance bonuses support our compensation philosophy in that they: (i) reward Neenah's executives for meeting and exceeding goals that contribute to Neenah's short-term and long-term strategic plan and growth, (ii) promote a performance-based work environment, and (iii) serve as a material financial incentive to attract and retain executive talent.

Neenah, Inc. 2020 Proxy Statement | 24

2019 Annual Performance Bonus Awards

For 2019, the Compensation Committee approved target bonuses for our NEOs as a percentage of base salary with a target bonus ranging from 50% to 90%. The performance goals for the 2019 MIP program were set based on the following performance criteria and the relative weighting set forth below: (i) adjusted corporate earnings before interest, income taxes, depreciation and amortization ("Corporate EBITDA"), which is calculated as net income plus income tax expenses, plus depreciation expense and amortization expense for intangibles, plus amortization expense for stock options and restricted stock units adjusted for any one time events outside of the ordinary course of business, (ii) business unit earnings before interest and taxes ("EBIT") for our Fine Paper & Packaging and Technical Products business units, and (iii) progress achieved in implementing the Company's strategic plan:

		Performance Criteria		
Name	2019 Target MIP (% of Base Salary)	Corporate EBITDA	Business Unit EBIT	Strategic Initiatives
John P. O'Donnell	90%	75%	–	25%
Bonnie C. Lind	60%	75%	–	25%
Julie A. Schertell	60%	25%	50%	25%
Byron J. Racki	50%	25%	50%	25%
Matthew L. Duncan	50%	75%	–	25%

Each goal was set at levels that both the Compensation Committee and management believed to be challenging but attainable, and achievements would reflect significant performance by the Company. On a stand-alone basis, Corporate EBITDA could yield a payout from 0% at threshold, 100% at target and 200% at outstanding, and business unit EBIT could yield a payout from 0% at threshold, 100% at target and 300% at maximum, based on year-end results. These targets are consistent with our desire to incentivize and reward significant growth in profits.

The performance goals and results relative to the NEOs for each of the financial metrics in 2019 were as follows (in millions):


$250
$200
$150
$100
$50
$0
Max $145
Threshold $116
Target $133
Actual $125
Payout % 52%

Corporate EBITDA


$80
$70
$60
$50
$40
$30
$20
$10
$0
Max $67
Threshold $46
Actual $61
Target $56
Payout % 160%

Fine Paper & Packaging EBIT


$80
$70
$60
$50
$40
$30
$20
$10
$0
Max $67
Threshold $46
Target $56
Actual $43
Payout % 0%

Technical Products EBIT

Neenah, Inc. 2020 Proxy Statement | 25

The strategic plan objective was paid out at 110% of target reflecting performance in achieving a set of strategic objectives considered critical for long-term growth. Results included the continued ramp-up of a major organic capital project to add filtration capacity in the U.S., continued product innovation and the launching of a number of unique new products, the transition of a major fine paper distributor to a more supportive distributor network, organic growth achieved in targeted categories, and other strategic initiatives.

Based on the process described above, MIP payments were awarded as follows:

Name	2019 MIP at Target	2019 MIP at Actual	% of Target Earned
John P. O'Donnell	$776,700	$516,506	66.5%
Bonnie C. Lind	$261,000	$173,565	66.5%
Julie A. Schertell	$276,000	$111,780	40.5%
Byron J. Racki	$188,500	$227,143	120.5%
Matthew L. Duncan	$157,500	$104,738	66.5%

Long-Term Equity Compensation

Long-term equity incentives under the 2019 LTCP consist of performance share units ("PSUs") and restricted stock units ("RSUs") granted on an annual basis, with RSUs representing approximately 30% of the total value of the equity incentive awards and PSUs representing approximately 70% of the total value of the equity award granted to an executive officer for 2019. This reflects the Company's desire to emphasize the performance-based incentives in the LTCP. The total target LTCP grants are set at the beginning of the year for each NEO with the 2019 LTCP grants ranging from 75% to 200% of the executive's base salary. The Company typically grants 100% of the RSUs in conjunction with the first Board meeting of each fiscal year. Each year the Compensation Committee reviews and approves a target number of PSUs for each of our NEOs and each other participant in the LTCP plan. The number of units actually earned by each participant is determined by the Company's performance during the applicable performance period. The range of possible awards is set by the Committee based on its: (i) belief that a minimal award should be granted if the performance measures are significantly below target levels; and (ii) determination that the top end of the range provided an appropriate incentive for management to achieve exceptional performance.

The combination of RSUs and PSUs focuses our executives on Neenah's financial performance and increasing stockholder value. It is aligned with and supports our stock ownership policy and helps retain employees for the duration of the performance periods and vesting periods.

The Compensation Committee regularly reviews the Company's LTCP to identify opportunities to further align executive compensation with long-term stockholder value. In 2020, and in consultation with the compensation consultant, the Compensation Committee approved changes to the 2020 LTCP to remove the one-year performance period component of the PSU award, with 100% of the PSUs being subject to a three-year performance period ending on December 31, 2022.

Neenah, Inc. 2020 Proxy Statement | 26

2019 LTCP Awards For 2019, the Compensation Committee, consistent with our compensation philosophy, approved equity grants under the LTCP for our NEOs with target values ranging from 75% to 200% of base salary as follows: The process described above resulted in grants of RSUs in 2019 as follows: John P. O’Donnell 200 7,483 Julie A. Schertell 90 1,795 Matthew L. Duncan 75 1,024 In 2017, the Compensation Committee approved an amendment to the PSU portion of the LTCP program to incorporate a three-year performance period for 25% of the total PSU award, further aligning senior management of the Company with long-term stockholder interests. The remaining 75% of the PSU award retains a one-year performance period to focus on and reward annual growth in sales, earnings per share, and return on invested capital. The target number of PSUs to be awarded to each NEO in 2019 was determined by the value of the portion of the LTCP award to be awarded as PSUs (determined by the Compensation Committee as described above) using the fair market value of the stock price as of the date of grant, and then rounded to the nearest ten shares. The target number of PSUs are increased or decreased (to an amount equal to between 0% and 200% of the target) after the performance period for each component. For each of our NEOs, the value was divided into awards of RSUs and a target number of PSUs, with 70% of the value in PSUs and 30% of the value in RSUs. The range of possible awards under the LTCP was selected to tie a substantial percentage of each NEOs compensation to Neenah’s performance. Component I - 75% PSU 70% R Component II - 25% The first component (“Component I”), representing 75% of the PSU award, is subject to a one-year performance period. The awarded PSUs are then subject to a two-year holding period. After the end of the performance period, the adjustment of the target number of PSUs is calculated based on the Company’s achievement of performance goals relative to the following equally weighted criteria: year-over-year growth in net sales, excluding translation impacts from changes in foreign exchange rates (“Constant Currency Sales”), year-over-year growth in return on invested capital (“Return on Capital”), and year-over-year growth in The number of RSUs to be awarded to each NEO in 2019 was determined by dividing the value of the portion of the LTCP award to be awarded as RSUs (determined by the Compensation Committee as described above) by the grant date fair value of the Company’s stock on the day of the grant, and then rounded to the nearest share to produce the number of shares subject to the applicable RSU award. Each grant of RSUs made in 2019 vests in increments of 33.34%, 33.33% and 33.33% over a three-year period, with vesting occurring on December 31, 2019, December 31, 2020 and December 31, 2021 Neenah, Inc. 2020 Proxy Statement | 27 Byron J. Racki 751,226 Bonnie C. Lind1001,886 2019 LTCP Name (% of Base Salary)2019 RSUs

adjusted earnings per share ("Adjusted Earnings Per Share"). Each of the metrics may be adjusted for certain items as further described in the PSU award agreements as filed by the Company as Exhibit 10.1 to the Quarterly Report on Form 10-Q filing dated August 7, 2019. The threshold, target, and outstanding levels for Constant Currency Sales growth and Return on Capital were adjusted in 2019 to reflect the Company's continued plans for growth through strategic acquisitions and investments in organic growth.

The specific targets and results in 2019 for Component I were as follows:



50 bps
25 bps
0 bps
<25 bps>
<50 bps>
<75 bps>
<100 bps>
Outstanding 10 bps
Actual 17 bps
Target <25> bps
Threshold <60%> bps
Payout % 200%
Return on Capital (increase of basis points)
10%
5%
0%
<5%>
<10%>
<15%>
Outstanding 8%
Target 4%
Threshold 0%
Actual <5%>
Payout % 0%
Constant Currency Sales (% growth)
15%
10%
5%
0%
<5%>
Outstanding 11%
Target 7%
Threshold 3%
Actual <1%>
Payout % 0%
Adjusted Earnings per Share (% growth)

Based on the process described above and our performance against the targets noted, PSU grants for Component I were awarded as follows:

Name	Component I at Target	Component I Earned	% of Target Earned
John P. O'Donnell	13,095	8,774	67%
Bonnie C. Lind	3,300	2,211	67%
Julie A. Schertell	3,141	2,104	67%
Byron J. Racki	2,145	1,437	67%
Matthew L. Duncan	1,793	1,201	67%

The earned PSUs are now in a two-year hold period and are still subject to forfeiture as further described in the PSU award agreement. All of the above awarded PSUs are scheduled to vest on December 31, 2021.

The second component ("Component II"), representing 25% of the PSU award, is subject to a three-year performance period. After the end of the performance period, the adjustment of the target number of PSUs is calculated based on the Company's achievement of the performance goal of relative total stockholder return ("Relative TSR"). The Relative TSR (including dividend yield), is compared against the Russell 2000 Value Index over the performance period.

Metric	Threshold	Target	Outstanding	Payout %
Payout (as a % of Target)	**0%**	**100%**	**200%**	**TBD***
Total Stockholder Return	3rd Quartile	2nd Quartile	1st Quartile	

* Subject to a three-year performance period ending December 31, 2021.

Neenah, Inc. 2020 Proxy Statement | 28

Component II Performance 2017 LTCP Awards Component II of the 2017 LTCP award, representing 25% of the PSU award, is subject to a three-year performance period ending December 31, 2019. The target number of PSUs is calculated based on the Company’s achievement of the performance goal of Relative TSR. The Relative TSR (including dividend yield), is compared against the Russell 2000 Value Index over the performance period and the target number of PSUs are increased or decreased (to an amount equal to between 40% and 200% of the target). The specific targets and results in 2017 for Component II were as follows: Based on the process described above and our performance against the targets noted, PSU grants for Component II of the 2017 LTCP grants were awarded as follows: Earned Name at Target Earned John P. O’Donnell 3,536 1,414 40% Julie A. Schertell 682 273 40% Matthew L. Duncan 358 143 40% Neenah, Inc. 2020 Proxy Statement | 29 Byron J. Racki 311124 40% Bonnie C. Lind699 280 40% Component II Component II % of Target Metric ThresholdTargetOutstandingPayout % Payout (as a % of Target)0% 100% 200% 40% Total Stockholder Return 3rd Quartile 2nd Quartile 1st Quartile

Retirement Benefits We maintain the Neenah 401(k) Retirement Plan (the “401(k) Plan”), which is a tax-qualified defined contribution plan for employees. The 401(k) Plan is available to all Neenah’s U.S. employees, but includes a special profit-sharing contribution feature that is only applicable for certain employees who are ineligible to participate in the Pension Plan (the “Retirement Contribution Plan”). Further, we maintain a supplemental retirement contribution plan (the “Supplemental RCP”) which is a non-qualified defined contribution plan which is intended to provide a tax-deferred retirement savings alternative for amounts exceeding Internal Revenue Code limitations on qualified plans. Additional information regarding the Supplemental RCP can be found in the “2019 Non-qualified Deferred Compensation” table later in this Proxy Statement. Severance Payments In March 2017, the Compensation Committee amended and restated its executive severance plan (the “2017 Executive Severance Plan”), effective April 1, 2017, to provide executives certain severance benefits both upon termination of employment following a change in control of Neenah and outside of a change in control. The 2017 Executive Severance Plan also categorize the participating executives as either “Tier 1”, “Tier 2”, or “Tier 3” participants in order to provide varying benefit amounts to the different executives. All NEOs are Tier 1 participants under the 2017 Executive Severance Plan. Upon termination of an NEO’s employment by Neenah without “cause” outside of a change in control, such NEO will be entitled to an amount equal to one and one-half times his or her base salary. Upon termination of the NEO’s employment by Neenah without “cause” within the two-year period following a change in control or by the NEO for “good reason” within the two-year period following a change in control the 2017 Executive Severance Plan provides that such terminated NEO will be entitled to the sum of: We also maintain the Neenah Deferred Compensation Plan (the “Deferred Compensation Plan”), which is a non-qualified deferred compensation plan for our executive officers. The Deferred Compensation Plan enables our executive officers to defer a portion of annual cash compensation (base salary and non-equity awards under our MIP). The Deferred Compensation Plan is intended to assist our executive officers in maximizing the value of the compensation they receive from the Company and assist in their retention. Additional information regarding the Deferred Compensation Plan can be found in the “2019 Non-qualified Deferred Compensation” table later in this Proxy Statement. (I) Two times the sum of his or her annual base salary, (II) the amount of bonus under the MIP that he or she has earned through the date of the change in control, plus two times his or her targeted annual bonus, We also maintain the Neenah Pension Plan, a tax-qualified defined benefit plan (the “Pension Plan”) and the Neenah Supplemental Pension Plan, a non-qualified defined benefit plan (the “Supplemental Pension Plan”) which provide tax-deferred retirement benefits for certain of our employees. Ms. Lind is the only NEO that participates in the Pension Plan and Supplemental Pension Plan. Additional information regarding the Pension Plan and the Supplemental Pension Plan can be found in the “2019 Pension Benefits” table later in this Proxy Statement. (III) any profit-sharing contributions or pension plan benefits forfeited as a result of such termination (IV) the amount of profit-sharing contributions and pension plan benefits such participant would have received under the qualified and supplemental retirement plans but for his or her termination for the two-year period following his or her termination, and (V) the cost of medical and dental COBRA premiums for a period of two years Neenah and the Compensation Committee believe that the Pension Plan, Supplemental Pension Plan, Retirement Contribution Plan, Supplemental RCP, Deferred Compensation Plan, and 401(k) Plan are core components of our compensation program. The plans are competitive with plans maintained by our peer companies and are necessary to attract and retain top level executive talent. Additionally, the plans support the long-term retention of key executives by providing a strong incentive for the executive to remain with Neenah over an extended number of years. In addition, such NEO will be fully vested in his or her account under the Deferred Compensation Plan and any awards granted to him or her under the Amended and Restated Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan (the “2004 Omnibus Plan”) or the 2018 Omnibus Plan. In addition, upon termination of an NEO’s employment by Neenah at any time without “cause” or by the officer for “good reason” within the two-year period following a change in control, the NEO will be eligible to receive reimbursement Neenah, Inc. 2020 Proxy Statement | 30

for outplacement service costs for a period of two years in an amount not to exceed $50,000. through our compensation philosophy. In particular, we have historically sought to maximize deductibility of our NEOs’ compensation under Internal Revenue Code Section 162(m) while maintaining the flexibility necessary to appropriately compensate our executives based on performance and the existing competitive environment. Payment of the benefits under the 2017 Executive Severance Plan is subject to the applicable executive executing an agreement that includes restrictive covenants and a general release of claims against Neenah. These benefits are intended to recruit and retain key executives and provide continuity in Neenah’s management in the event of a change in control. We believe the 2017 Executive Severance Plan is consistent with similar plans maintained by our peer companies and, therefore, is a core component of our compensation program necessary to attract and retain key executives. The MIP and LTCP programs are performance-based and have historically been intended to be fully deductible under Section 162(m). The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Timing of Compensation Base salary adjustments, if any, are made by our Compensation Committee at the first meeting of each fiscal year (with the adjustments effective as of January 1 of that same year). RSU awards and PSU target levels and awards are made in the manner described above. The number of RSUs awarded is determined by the grant date fair value of the Company’s stock on the day of the grant. We do not coordinate the timing of equity awards with the release of non-public information. Despite our efforts in the past to structure annual cash incentives in a manner intended to be exempt from Section 162(m) and, therefore, not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs. Tax and Accounting Consideration In general, the tax and accounting treatment of compensation for our NEOs has not been a core component used in setting compensation. In limited circumstances, we do consider such treatment and attempt to balance the cost to Neenah against the overall goals we intend to achieve Neenah, Inc. 2020 Proxy Statement | 31

Stock Ownership Guidelines The Compensation Committee has adopted stock ownership guidelines to foster long-term stock holdings by company leadership. These guidelines create a strong link between stockholders’ and management’s interests. NEOs are required to own a designated multiple of their respective base salary. The multiples for each NEO are as follow: employee of the Company (the “Pay Ratio Disclosure”). For 2019, the median compensation of all employees of the Company and its consolidated subsidiaries (other than Mr. O’Donnell), which includes employees located in the United States, Germany, The Netherlands, and England, was $56,116. Mr. O’Donnell’s total compensation in 2019 for purposes of the Pay Ratio Disclosure was $3,265,694. Based on this information, the ratio of the compensation of the Chief Executive Officer to the median annual total compensation of all other employees for purposes of the 2019 Pay Ratio Disclosure was estimated to be 58 to 1. The Pay Ratio Disclosure above was calculated in accordance with SEC rules based upon the Company’s reasonable judgment and assumptions using the methodology described below. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the Pay Ratio Disclosure and other companies may use assumptions and methodologies that are different from those used by the Company in calculating their Pay Ratio Disclosure. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company’s Pay Ratio Disclosure above. The Company’s methodology for calculating the Pay Ratio Disclosure included the following: John P. O’Donnell 6x Julie A. Schertell 4x Matthew L. Duncan 4x Each NEO is required to hold at least 50% of their annual PSU grants until they reach the ownership guidelines. The following holdings are counted toward fulfilling guidelines, with each being valued using our stock price as of December 31 of each year: (i) stock held in the 401(k) Plan, other deferral plans, outright, or in brokerage accounts, (ii) PSUs or RSUs earned but not vested or not paid out, and (iii) ‘in the money’ value of vested or unvested stock options and SARs. Penalties for continued failure to meet the guidelines include payment of MIP compensation in Neenah stock and reduction of LTCP compensation. All of our NEOs met or exceeded the guidelines as of December 31, 2019. Mr. Racki was named an executive officer in May 2017 and has five years to meet the stock ownership requirements. • Reviewed total annual cash earnings of all employees on December 31, 2018 for our 2018 fiscal year. This included both base pay and any overtime/premium pay earned by each employee in 2018. • Permanent employee hours were annualized if they did not work a full year (i.e. someone working a 20-hour workweek would be annualized at 1,040 hours a year, and someone full time would be annualized at 2,080 hours a year). Temporary and seasonal employees were not annualized if they did not work a full year. • We identified the median employee based on total 2018 annualized earnings and then captured all 2019 pay components under the summary compensation table for such identified employee to compare to the Chief Executive Officer CEO Pay Ratio Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of its Chief Executive Officer, Mr. O’Donnell, to the annual total pay of the median • Currency used to convert pay was determined as of December 31, 2019 at 1.1215 USD to 1 EUR. Neenah, Inc. 2020 Proxy Statement | 32 Byron J. Racki 4x Bonnie C. Lind4x Stock Ownership Multiple Name of Base Salary

Clawback Policy The Compensation Committee adopted a “clawback policy” for all executives and other employees participating in our MIP program concerning the payment of MIP payments and long-term equity grants under the LTCP program. This policy gives the Board the authority to reclaim certain overstated payments made to Neenah employees due to materially inaccurate results presented in the Company’s audited financial statements or if the Board concludes that such employee engaged in improper conduct. Compensation Committee Interlocks and Insider Participation The following directors served on the Compensation Committee during 2019: Ms. Dano, Mr. McGovern, Mr. Lucas, and Dr. Wood. Mr. McGovern did not stand for re-election as a member of the Board of Directors at the 2019 Annual Meeting and ceased to be a member of the Compensation Committee at that time. None of the members of the Compensation Committee was an officer or employee of Neenah during 2019 or any time prior thereto, and none of the members had any relationship with Neenah during 2019 that required disclosure under Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. Policies against Hedging and Pledging Securities Our insider trading policy provides that directors, officers and employees are prohibited from engaging in short sales and buying or selling puts or calls or other derivative securities of Neenah. Directors and officers are also prohibited from holding Neenah securities in a margin account or pledging Neenah securities as collateral for a loan. Neenah, Inc. 2020 Proxy Statement | 33

COMPENSATION COMMITTEE REPORT The Compensation Committee oversees Neenah’s compensation policies and programs on behalf of the Board. In fulfilling this responsibility, the Compensation Committee has reviewed and discussed with Neenah’s management the Compensation Discussion and Analysis included in this Proxy Statement. In reliance on such review and discussions, the Compensation Committee recommended to Neenah’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Compensation Committee: • • • Stephen M. Wood, Chair Margaret S. Dano Timothy S. Lucas Neenah, Inc. 2020 Proxy Statement | 34

ADDITIONAL EXECUTIVE COMPENSATION INFORMATION

Summary Compensation Table

The following table reflects compensation paid to or earned by our NEOs for services rendered during 2019, 2018, and 2017:

Name	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan ($) (4)	Change in Pension Value ($) (5)	All Other Compensation ($) (6)	Total ($)
O'Donnell	2019	863,000	1,781,928	–	516,506	–	104,260	3,265,694
	2018	830,000	1,310,184	498,004	186,750	–	138,182	2,963,120
	2017	830,000	1,351,979	498,003	472,478	–	136,148	3,288,609
Lind	2019	435,000	449,071	–	173,565	332,092	14,650	1,404,378
	2018	410,000	291,322	110,696	61,500	121,523	22,080	1,017,121
	2017	410,000	267,146	98,400	155,595	695,393	10,300	1,636,834
Schertell	2019	460,000	427,425	–	111,780	–	54,155	1,053,360
	2018	415,000	270,736	108,006	67,860	–	53,999	915,601
	2017	400,000	260,647	96,002	161,150	–	53,152	970,951
Racki	2019	377,000	291,903	–	227,143	–	37,289	933,335
	2018	326,750	146,878	55,806	68,288	–	41,993	639,715
	2017	292,000	118,901	43,794	94,936	–	33,168	582,799
Duncan	2019	315,000	243,890	–	104,738	–	34,690	698,318
	2018	300,000	177,619	67,500	37,500	–	37,310	619,929
	2017	280,000	136,871	50,406	88,550	–	32,943	588,770

(1) Amounts shown reflect actual earnings during the applicable year and include mid-year salary adjustments. Please see the "Compensation Discussion & Analysis" section of this Proxy Statement for base salary information for each NEO as of December 31, 2019.

(2) Amounts shown reflect the aggregate grant date fair value with respect to PSUs and RSUs granted pursuant to the 2004 Omnibus Plan and 2018 Omnibus Plan. The amounts represent the grant date fair value of the PSU and RSU awards in accordance with ASC 718. The grant date fair value of the stock awards is equal to the fair market value of the underlying common stock on the date of grant. See Note 9 of Notes to Consolidated Financial Statements included in our 2019 Annual Report on Form 10-K for the assumptions used in valuing the PSUs and RSUs granted.

(3) Amounts shown reflect the aggregate grant date fair value with respect to SARs granted pursuant to the 2004 Omnibus Plan and 2018 Omnibus Plan. The amounts represent grant date fair value of the SARs in accordance with ASC 718.The grant date fair value of the SAR awards is determined using the

Neenah, Inc. 2020 Proxy Statement | 35

Black-Scholes option valuation model. See Note 9 of Notes to Consolidated Financial Statements included in our 2019 Annual Report on Form 10-K for the assumptions used in valuing the SARs granted.

(4) Amounts shown reflect annual performance bonuses earned in the fiscal year and paid in the following year. 2019 amounts are described in detail in the portion of our "Compensation Discussion and Analysis" captioned "2019 Annual Performance Bonus Awards."

(5) Amounts shown reflect the aggregate change during the year in the actuarial present value of accumulated benefit under our Pension Plan and Supplemental Pension Plan. The large variability in value year-to-year is caused, for the most part, by changes in the discount rates used to calculate the value from year-to-year, and not any increase or change in the pension plan for any individual NEO. Messrs. Racki, Duncan, O'Donnell and Ms. Schertell do not participate in either the Pension Plan or Supplemental Pension Plan.

(6) "All Other Compensation" includes Neenah's contribution to the 401(k) Plan and Supplemental RCP account of our NEOs as follows (as further disclosed on page 42 of this Proxy Statement):

Name	Year	Amount ($)
John P. O'Donnell	2019	98,260
	2018	120,291
	2017	129,348
Bonnie C. Lind	2019	8,400
	2018	8,250
	2017	8,100
Julie A. Schertell	2019	49,955
	2018	49,535
	2017	49,891
Byron J. Racki	2019	36,464
	2018	34,788
	2017	30,968
Matthew L. Duncan	2019	32,845
	2018	35,465
	2017	31,958

The amounts in the "All Other Compensation" column also include the following categories of perquisites: annual physicals, tax preparation, financial planning and spousal travel to attend the Company's August 2018 Board of Directors meeting.

Neenah, Inc. 2020 Proxy Statement | 36

2019 Grants of Plan Based Awards

The following table contains information relating to the plan based awards grants made in 2019 to our NEOs under the 2018 Omnibus Plan and is intended to supplement the "Summary Compensation Table" listed above:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards(3)	
Name	Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	# of Securities Underlying Stock Awards (#)	Grant Date Fair Value of Stock Awards ($)
John P. O'Donnell	MIP	1/29/2019	0	776,700	1,553,400					
	PSU	1/29/2019				0	17,460	34,920		1,264,104
	RSU	1/29/2019							7,483	517,824
Bonnie C. Lind	MIP	1/29/2019	0	261,000	522,000					
	PSU	1/29/2019				0	4,400	8,800		318,560
	RSU	1/29/2019							1,886	130,511
Julie A. Schertell	MIP	1/29/2019	0	276,000	632,500					
	PSU	1/29/2019				0	4,188	8,376		303,211
	RSU	1/29/2019							1,795	124,214
Byron J. Racki	MIP	1/29/2019	0	188,500	431,665					
	PSU	1/29/2019				0	2,860	5,720		207,064
	RSU	1/29/2019							1,226	84,839
Matthew L. Duncan	MIP	1/29/2019	0	157,500	315,000					
	PSU	1/29/2019				0	2,390	4,780		173,030(4)
	RSU	1/29/2019							1,024	70,861(5)

(1) Reflects the range of potential annual incentive bonus payments that could have been earned by each NEO under Neenah's MIP in 2019. The actual bonuses earned in 2019 are reflected in the "Summary Compensation Table" above under the caption "Non-Equity Incentive Plan Compensation." For more information regarding annual incentive bonus opportunities, see the discussion in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(2) Reflects the range of potential PSUs that may be earned by each NEO based on the Company's level of achievement of performance goals in 2019 and Relative TSR for the performance period ending December 31, 2021. After the December 31, 2019 performance period, the PSUs remain subject to a two-year holding period. For more information regarding the PSUs, including how the number of PSUs awarded was determined and the vesting terms applicable to such units, see the discussion in the "Compensation Discussion and Analysis" section of this Proxy Statement. Outstanding PSUs receive dividends at the same rate as other stockholders following the applicable performance period.

(3) The RSUs vest in increments of 33.34%, 33.33% and 33.33% over a three-year period, with vesting occurring on December 31, 2019, December 31, 2020 and December 31, 2021.

(4) Mr. Duncan forfeited 100% of the January 29, 2019 PSU award upon his resignation on February 1, 2020.

(5) Mr. Duncan forfeited 66.67% of the January 29, 2019 RSU award upon his resignation on February 1, 2020.

Neenah, Inc. 2020 Proxy Statement | 37

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards for our NEOs as of December 31, 2019.

	Option Awards					Stock Awards			
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units or Stock That Have Not Vested	Market Value of Shares or Units of Stock	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John P. O'Donnell	28,312	–	–	57.95(5)	01/25/2026				
	24,501	12,252	–	82.15(6)	01/29/2027				
	11,044	22,090	–	93.35(7)	01/29/2028				
						6,847(9)	482,234		
						13,139(10)	925,379		
						4,989(11)	351,375		
Bonnie C. Lind	4,840	2,422	–	82.15(6)	01/29/2027				
	2,455	4,910	–	93.35(7)	01/29/2028				
						1,522(9)	107,194		
						3,311(10)	233,194		
						1,258(11)	88,601		
Julie A. Schertell	3,000	–	–	24.09(1)	01/24/2022				
	4,900	–	–	31.23(2)	01/28/2023				
	4,370	–	–	42.82(3)	01/27/2024				
	4,380	–	–	59.72(4)	01/26/2025				
	5,996	–	–	57.95(5)	01/25/2026				
	4,722	2,363	–	82.15(6)	01/29/2027				
	2,395	4,791	–	93.35(7)	01/29/2028				
						1,485(9)	104,589		
						3,151(10)	221,925		
						1,197(11)	84,305		
Byron J. Racki	1,940	–	–	59.72(4)	01/26/2025				
	2,548	–	–	57.95(5)	01/25/2026				
	2,154	1,078	–	82.15(6)	01/29/2027				
	1,237	2,476	–	93.35(7)	01/29/2028				
						768(9)	54,090		
						2,152(10)	151,565		
						818(11)	57,612		
Matt Duncan	1,191	–	–	60.56(8)	02/28/2026				
	1,239	1,241	–	82.15(6)	01/29/2027				
	1,497	2,994	–	93.35(7)	01/29/2028				
						928(9)	65,359		
						1,798(10)	126,633		
						683(11)	48,104		

Neenah, Inc. 2020 Proxy Statement | 38

(1) These options were granted on January 25, 2012 and vested as follows: 33.34% on January 25, 2013 and 33.33% on both January 25, 2014 and January 25, 2015. These options were converted to SARs on July 1, 2014. (9) These PSU target levels were set on January 30, 2018 and 75% of the award was earned on December 31, 2018, based on the Company’s achievement of performance goals during the performance period ending December 31, 2018. This component of the awards was granted at 40% of target as disclosed in the “Compensation Discussion and Analysis” section of the 2018 Proxy Statement and the market value disclosed in this table reflects the sizing of these awards. These PSUs are subject to a two-year continued service requirement after the one-year performance period, subject to certain exceptions. The remaining 25% of the grant is subject to a three-year performance period ending December 31, 2020. (2) These options were granted on January 29, 2013, and vest as follows: 33.34% on January 29, 2014 and 33.33% on both January 29, 2015 and January 29, 2016. These options were converted to SARs on July 1, 2014. (3) These options were granted on January 28, 2014, and vest as follows: 33.34% on January 28, 2015 and 33.33% on both January 28, 2016 and January 28, 2017. These options were converted to SARs on July 1, 2014. (10) These PSU target levels were set on January 29, 2019 and 75% of the award was earned on December 31, 2019, based on the Company’s achievement of performance goals during the performance period ending December 31, 2019. This component of the awards was granted at 67% of target as disclosed in the “Compensation Discussion and Analysis” section of the 2019 Proxy Statement and the market value disclosed in this table reflects the sizing of these awards. These PSUs are subject to a two-year continued service requirement after the one-year performance period, subject to certain exceptions. The remaining 25% of the grant is subject to a three-year performance period ending December 31, 2021. (4) These SARs were granted on January 27, 2015, and vest as follows: 33.34% on January 27, 2016 and 33.33% on both January 27, 2017 and January 27, 2018. (5) These SARs were granted on January 26, 2016, and vest as follows: 33.34% on January 26, 2017 and 33.33% on both January 26, 2018 and January 26, 2019. (6) These SARs were granted on January 30, 2017, and vest as follows: 33.34% on January 30, 2018 and 33.33% on both January 30, 2019 and January 30, 2020. (11) These RSUs were granted on January 29, 2019, and vest as follows: 33.34% on December 31, 2019, and 33.33% on both December 31, 2020 and December 31, 2021. (7) These SARs were granted on January 30, 2018, and vest as follows: 33.34% on January 30, 2019 and 33.33% on both January 30, 2020 and January 30, 2021. (8) These SARs were granted to Mr. Duncan on February 29, 2016 and vest as follows: 33.34% on February 28, 2017, and 33.33% on both February 28, 2018 and February 28, 2019. Neenah, Inc. 2020 Proxy Statement | 39

Option Exercises and Stock Vested in 2019

The following table sets forth information regarding stock options or SARs exercised and stock awards vested for our NEOs during 2019:

	Option Awards		Stock Awards(1)	
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
John P. O'Donnell	0	0	15,367	1,080,529
Bonnie C. Lind	11,097	172,968	3,172	223,054
Julie A. Schertell	0	0	3,080	216,583
Byron J. Racki	0	0	1,541	108,376
Matthew L. Duncan	0	0	1,645	115,677

(1) These shares represent the vesting of (i) PSUs granted to each of our NEOs in January of 2017 and which vested on December 31, 2019 after a one-year performance and two-year holding period, and (ii) PSUs granted to each of our NEOs in January of 2017 and which vested on December 31, 2019 after a three-year performance period, and (iii) RSUs granted to each of our NEOs in January of 2019 and which vested 33.34% on December 31, 2019.

(2) Reflects the market value of the shares on the vesting date.

Pension Plans

The Neenah Pension Plan is a broad-based, tax-qualified defined benefit pension plan, which provides a benefit upon retirement to eligible employees of the Company.

The Neenah Supplemental Pension Plan is a non-qualified defined benefit pension plan which covers pay and benefits above the qualified limits in the Pension Plan.

The compensation covered by these defined benefit plans includes the salary and non-equity incentive payments set forth above in the "Summary Compensation Table".

Under our Pension Plan, an employee is entitled to receive an annual standard benefit based on years of service and integrated with social security benefits. The Internal Revenue Code generally places limits on the amount of pension benefits that may be paid from the tax-qualified Pension Plan. However, we will pay any participant in our Supplemental Pension Plan the amount of the benefit payable under the Pension Plan that is limited by the Code.

Retirement benefits for participants in the Pension Plan who have at least five years of service may begin on a reduced basis at age 55 or on an unreduced basis at the normal retirement age of 65. Unreduced benefits also are available (i) for participants with ten years of service at age 62 or as early as age 60 with thirty years of service, and (ii) as described below, for certain involuntary terminations.

Ms. Lind is eligible for early retirement on a reduced basis. None of our other NEOs currently is eligible for retirement under our Pension Plan or Supplemental Pension Plan.

The normal form of benefit is a single-life annuity payable monthly and other optional forms of benefit are available including a joint and survivor benefit. Accrued benefits under our Supplemental Pension Plan will, at the participant's option, either be paid as monthly payments in the same form as the retirement payments from the Pension Plan or as an actuarially determined lump sum payment upon retirement after age 55.

For a discussion of how we value these obligations and the assumption we use in that valuation, see Note 8 of Notes to Consolidated Financial Statements included in our 2019 Annual Report on Form 10-K. For purposes of determining the present value of accumulated benefits, we have used the normal retirement age under the plans, which is 65.

Neenah, Inc. 2020 Proxy Statement | 40

2019 Pension Benefits

The following table sets forth information as of December 31, 2019 regarding accumulated benefits to our NEOs under our Pension Plan and Supplemental Pension Plan:

Name (1)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($) (2)
Bonnie C. Lind	Neenah Pension Plan	38(3)	2,320,935
	Neenah Supplemental Pension Plan	38(3)	3,038,271

(1) Messrs. O'Donnell, Racki, Duncan and Ms. Schertell do not participate in the Pension Plan or Supplemental Pension Plan.

(2) For a description of the assumptions applied in determining the present value of accumulated benefits reported above, see Note 8 of Notes to Consolidated Financial Statements included in our 2019 Annual Report on Form 10-K.

(3) Includes years of service credited for employment with Kimberly-Clark prior to Neenah's spin-off.

2019 Non-qualified Deferred Compensation

The Supplemental RCP is a non-qualified excess benefit and supplemental retirement plan pursuant to which the Company provides additional retirement benefits to certain highly compensated employees. These Company contributions are intended to provide contributions to those individuals whose benefits under tax-qualified programs are restricted by the limitations permitted by the Internal Revenue Code. Contributions are held for each participant in either an excess benefit or supplemental benefit unfunded separate account. Participant accounts are credited with earnings, gains, and losses based on the rate of return of investment funds selected by the participant, which the participant may elect to change in accordance with the participant's elections under the Supplemental RCP. Payments can be tied to termination of employment, including retirement, and would be paid in lump sum. If a participant dies before receiving the full value of their account balance, the participant's beneficiary would receive the remainder of the benefit in one lump sum payment. All accounts would be distributed promptly following a change in control, subject to a 10% reduction in a current participant's account and a 5% reduction in an account for a retired participant. Ms. Lind does not participate in the Supplemental RCP due to her participation in the Pension Plan and Supplemental Pension Plan.

The Deferred Compensation Plan enables our executive officers to defer a portion of annual cash compensation (base salary and non-equity awards under our MIP). This plan is intended to assist our executive officers in maximizing the value of the compensation they receive from the Company and assist in their retention.

Neenah, Inc. 2020 Proxy Statement | 41

NEO participation in the Supplemental RCP and the Deferred Compensation Plan in 2019 is as follows:

Name (1)	Executive Contributions in last Fiscal Year(2)	Company Contributions in last Fiscal Year(3)	Aggregate Earnings in last Fiscal Year	Aggregate Withdrawal/ Distributions	Aggregate Balance at Last Fiscal Year
John P. O'Donnell	–	$67,353	$140,447	–	$1,038,209
Julie A. Schertell	–	$20,448	$45,878	–	$303,542
Byron J. Racki	–	$11,157	$18,804	–	$101,724
Matthew L. Duncan	–	$5,438	$4,067	–	$24,391

(1) Ms. Lind does not participate in the Supplemental RCP due to her participation in the Pension Plan and Supplemental Pension Plan.

(2) None of our NEOs elected to defer compensation in 2019 under the Deferred Compensation Plan.

(3) Amounts included "All Other Compensation" column of the "Summary Compensation Table" for 2019.

Potential Payments Upon Termination

We do not have employment agreements or other individual arrangements with our NEOs that provide for specific benefits upon a termination of employment.
In general, upon termination of employment, an executive officer will receive compensation and benefits for which he or she has already vested. This includes accrued but unpaid salary, accrued and unused vacation pay, and payments and benefits accrued under our broad-based benefit programs. The following section describes certain payments and benefits that would be payable to our NEOs in the event of their involuntary termination in connection with a change in control of Neenah or other involuntary termination

The 2017 Executive Severance Plan provides NEOs certain severance benefits both upon termination of employment following a change in control of Neenah and outside of a change in control. The 2017 Executive Severance Plan also categorize the participating executives as either "Tier 1," "Tier 2," or "Tier 3" participants in order to provide varying benefit amounts to the different executives. All NEOs are Tier 1 participants under the 2017 Executive Severance Plan.

Upon termination of an executive's employment by Neenah without "cause" outside of a change in control of Neenah, such terminated NEO will be entitled to an amount equal to one and one-half times his or her base salary. Upon termination of an executive's employment by Neenah without "cause" within the two-year period following a change in control, or by the executive for "good reason" within the two-year period following a change in control, the 2017 Executive Severance Plan provides that such NEO will be entitled to the sum of (i) two times the sum of his or her annual base salary, (ii) the amount of bonus under Neenah's MIP that he or she has earned through the date of the change in control, plus two times his or her targeted annual bonus, (iii) any profit-sharing contributions or pension plan benefits forfeited as a result of such termination, (iv) the amount of profit-sharing contributions and pension plan benefits such participant would have received under the qualified and supplemental retirement plans but for his or her termination for the two-year period following his or her termination, and (v) the cost of medical and dental COBRA premiums for a period of two years. In addition, such NEO will be fully vested in his or her account under the Deferred Compensation Plan and any awards granted under the 2004 Omnibus Plan or the 2018 Omnibus Plan. Excise tax gross up payments are not included as a part of the 2017 Executive Severance Plan.

In addition, upon termination of an NEO's employment by Neenah at any time without "cause" or by the NEO for "good reason" within the two-year period following a change in control, the NEO will be eligible to receive reimbursement for outplacement service costs for a period of two years for an amount not to exceed $50,000.

Neenah, Inc. 2020 Proxy Statement | 42

The following table shows the payments that would be made to each of our NEOs under the 2017 Executive Severance Plan in connection with a change in control termination as of December 31, 2019:

Payments	John P. O'Donnell	Bonnie C. Lind	Julie A. Schertell	Byron J. Racki	Matthew L. Duncan
Severance(1)	$3,279,400	$1,392,000	$1,472,000	$1,131,000	$945,000
Prorated Non-Equity Incentive Payment(2)	–	–	–	–	–
Unvested Restricted Stock(3)	$351,375	$88,601	$84,305	$57,612	$48,104
Unvested PSU Component I(4)	$881,009	$214,178	$205,303	$130,789	$120,224
Unvested PSU Component II(5)	$545,167	$130,571	$125,487	$77,425	$74,294
Retirement Benefit Payment(6)	$282,817	$607,662	$117,309	$72,212	$66,744
Welfare Benefit Values(7)	$37,752	$25,728	$39,384	$51,528	$51,528
Outplacement	$50,000	$50,000	$50,000	$50,000	$50,000
Aggregate Payments	$5,427,520	$2,508,740	$2,093,788	$1,570,566	$1,355,894

(1) Severance payment equal to two times the sum of the executive's annual base salary at the time of the termination, plus two times the target MIP bonus.

(2) The target Non-Equity Incentive Payment is prorated for the number of days in the calendar year prior to termination. Since the assumed termination is December 31, 2019, the Non-Equity Incentive Payment for 2019 would have been earned and paid to the executives and would not be payable under the 2017 Executive Severance Plan.

(3) Total value of unvested Restricted Stock that would become vested upon a change in control assuming a share price of $70.43 and a change in control date of December 31, 2019.

(4) All actual and unearned Component I PSUs vest upon a change in control event.

(5) Amounts are based on target 2018 and 2019 Component II PSU grants.

(6) Actuarial value attributable to retirement benefits.

(7) Estimated value associated with the continuation of medical and dental for two years post-termination.

Neenah, Inc. 2020 Proxy Statement | 43

AUDIT RELATED MATTERS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES Aggregate Fees for professional services rendered for us by Deloitte & Touche LLP, the member firms of Deloitte Touche and Tohmatsu and their respective affiliates as of or for the fiscal years ended December 31, 2019 and December 31, 2018 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal year for the integrated audit of our annual financial statements and review of statutory and regulatory filings. The aggregate fees included in each of the other categories are fees billed in the fiscal years. AUDIT COMMITTEE REPORT The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of Neenah’s financial reporting, including the performance and the independence of Neenah’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”). Our Board of Directors adopted an Audit Committee Charter, which sets forth the responsibilities of the Audit Committee. The charter is available on our website at www.neenah.com. The Audit Committee reviewed and discussed with management and Deloitte our audited financial statements for the fiscal year ended December 31, 2019. The Audit Committee also discussed with Deloitte the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards No. 1301, Communications with Audit Committees. Audit Fees were for professional services rendered for the audit of our annual consolidated financial statements including the audit of our internal control over financial reporting and review of Quarterly Reports on Form 10-Q filed by us with the SEC. The Audit Committee received the written disclosures and other communications from Deloitte that are required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee, which included independence considerations. The Audit Committee reviewed the audit and non-audit services provided by Deloitte for the fiscal year ended December 31, 2019 and determined to engage Deloitte as the independent registered public accounting firm of Neenah for the fiscal year ending December 31, 2020. Audit Fees Audit Related Fees Tax Fees All Other Fees Total $2,080,000 – – – $1,927,000 – – – $2,080,000 $1,927,000 The Audit Committee also received and reviewed a report by Deloitte outlining communications required by NYSE listing standards describing: (1) the firm’s internal quality control procedures; (2) any material issue raised by a) the most recent internal quality control review of the firm, b) peer review of the firm, or c) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with issues; and (3) (to assess Deloitte’s independence) all relationships between Deloitte and us. POLICY ON AUDIT COMMITTEE PRE-APPROVAL To avoid potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The law also requires the audit committee of a publicly traded company to pre-approve other services provided by the independent registered public accounting firm. Pursuant to its charter, the Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services and other services. In its pre-approval of non-audit services, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditor’s independence. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services performed by the independent registered public accounting firm in fiscal 2019 and fiscal 2018, including those services described in the table above under the captions “Audit Fees”. In reliance upon the Audit Committee’s review of the audited financial statements, the discussions noted above, and Deloitte’s report, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. Audit Committee: Timothy S. Lucas, Chair Philip C. Moore Stephen M. Wood William M. Cook Donna M. Costello • • • • • Neenah, Inc. 2020 Proxy Statement | 44 20182019

ELECTION OF DIRECTORS (ITEM 1) BOARD to elect William M. Cook, Philip C. Moore and Julie A. Schertell as Class I directors for NOMINEES successors have been duly elected and qualified. On February 5, 2020, Julie A. Schertell was unanimously appointed by the Board to serve as a Class I director and will stand for re-election at the Company’s 2020 Annual Meeting. The Board currently consists of nine members divided into one class of two directors (Class III), one class of three directors (Class II) and one class of four directors (Class I). The directors in each class serve three-year terms, with the terms of the Class I directors expiring at the 2020 Annual Meeting. The Board has nominated William M. Cook, Philip C. Moore and Julie A. Schertell, each a current Class I director, for re-election at the 2020 Annual Meeting. If re-elected, the nominees will serve a three-year term expiring at the 2023 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. Each of the nominees has consented to serve another term as a director if re-elected. the director remains in office as a “holdover” director until his successor is elected and qualified or until his or her earlier resignation, retirement, disqualification, removal from office or death. In the event of a holdover director, the Board of Directors in its discretion may request the director to resign from the Board. If the director resigns, the Board of Directors may immediately fill the resulting vacancy, allow the vacancy to remain open until a suitable candidate is located and appointed, or adopt a resolution to decrease the authorized number of directors. On February 5, 2020, John P. O’Donnell delivered notice to the Board of his intent to retire as President and Chief Executive Officer as of May 21, 2020 and to not to stand for re-election as Class I director at the Company’s 2020 Annual Meeting. The Board has not made any nominations and does not currently intend to fill this Class I vacancy at this time. Accordingly, immediately following the 2020 Annual Meeting, the Board will consist of eight members divided into two classes of three directors (Classes I and II) and one class of two directors (Class III). If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors. Set forth above is certain information as of March 27, 2020, regarding the nominees and each director continuing in office, including their ages, principal occupations (which have continued for at least the past five years unless otherwise noted), current Board experience and participation, and how the background, experience, and qualification of each nominee and director make them well suited to serve on Neenah’s Board. If any incumbent nominee for director in an uncontested election should fail to receive the required affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, under Delaware law Neenah, Inc. 2020 Proxy Statement | 45 The Board unanimously recommends that the stockholders vote “FOR” the proposal APPROVEDa three-year term expiring at the 2023 Annual Meeting of Stockholders and until their

ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 2) The Board of Directors unanimously recommends that the stockholders vote APPROVED Section 14A of the Exchange Act requires that we include in this Proxy Statement a non-binding stockholder vote on our executive compensation as described in this Proxy Statement (commonly referred to as “Say-on-Pay”). 67% of target based on performance and in accordance with the terms of the PSU award agreements. Component II of the PSU grants, representing 25% of the grant, using relative total stockholder return as the performance metric, is subject to a three-year performance period ending on December 31, 2021. We encourage stockholders to review the “Compensation Discussion and Analysis” (“CD&A”) section of this Proxy Statement. Our executive compensation program has been designed to pay-for-performance and align our compensation programs with business strategies focused on long-term growth and creating value for stockholders while also paying competitively and focusing on total compensation. The Company’s executive compensation programs are designed to attract, motivate, and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company’s executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with the stockholders’ long-term interests without promoting excessive risk. We feel this design is evidenced by the following: • Our short-term incentive plan (MIP) also is based on a pay-for-performance philosophy, with target bonus opportunities ranging from 50% to 90% of base salary based on improvements in corporate and business unit profits and successful execution of strategic objectives. In 2019, NEOs received a payment of 40.5% to 120.5% of target as a result of performance in corporate EBITDA, business unit EBIT and the successful execution of strategic objectives. • We have meaningful stock ownership requirements for our NEOs. • We do not have employment agreements or other individual arrangements with our NEOs that provide for a specified term of employment, compensation terms, or specific benefits upon a termination of employment. A majority of our executives’ compensation is directly linked to our performance and the creation of stockholder value. The overall compensation mix is targeted to include at least 50% performance-based compensation for the NEOs with a higher percentage of our CEO’s compensation being performance-based. In 2019, 74% of our CEO’s compensation was performance-based at target levels. • • Benefits under our 2017 Executive Severance Plan in connection with a change in control are payable only on a double-trigger basis (i.e., following both a change in control and a qualifying termination of employment). • The Compensation Committee is advised by an independent compensation consultant who keeps the Committee apprised of developments and best practices. • Our long-term incentive awards are exclusively in the form of PSUs, RSUs, stock options and SARs and all of our incentive plans have capped payouts. • The Company has a clawback policy which allows the Company to recoup awards if payment or vesting was based on financial criteria that are later deemed to be materially inaccurate or if the Board concludes that such employee engaged in improper conduct. • LTCP grants are split with 70% of the total value of the awards granted as PSUs with a three-year vesting and a combination of one-year and three-year performance periods, and 30% as RSUs with annual vesting over a three-year period. For our PSUs, we use objective performance metrics closely tied to financial performance and stockholder value, such as maintaining an attractive return on invested capital, revenue and earnings per share growth, and relative total stockholder return. In 2019, Component I of the PSU grants, representing 75% of the total grant, were awarded at • In 2017, the Compensation Committee amended the Company’s executive severance plan to remove the excise tax gross up provision. Neenah, Inc. 2020 Proxy Statement | 46 BOARD COMPENSATION“FOR” the approval of the Company’s executive compensation.

The Board strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution: Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as described in this proxy statement under “Executive Compensation”, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement. The Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 3) The Audit Committee and the Board unanimously recommend that the stockholders vote “FOR” the proposal to ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm. our spin-off from Kimberly-Clark Corporation in November 2004 and is considered by our Audit Committee to be well qualified. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment. Even if the stockholders ratify the appointment, the Audit Committee, in its discretion, may appoint a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of Neenah and its stockholders. The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020. As a matter of good corporate practice, the Board has directed that such appointment be submitted to our stockholders for ratification at the 2020 Annual Meeting. Deloitte & Touche LLP has served as our independent registered public accounting firm since Representatives of Deloitte & Touche LLP will be present at the 2020 Annual Meeting. They will be available to respond to appropriate questions from stockholders. Neenah, Inc. 2020 Proxy Statement | 47 BOARDThe Board of Directors unanimously recommends that the stockholders vote APPROVED“FOR” the proposal to ratify the appointment of Deloitte & Touche, LLP as our ACCOUNTING FIRMindependent registered public accounting firm.

FAQ: ANNUAL MEETING AND VOTING When and where is the Annual Meeting? If your shares are held in street name, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or brokerage firm; therefore, it is recommended that you follow the voting instructions on the form you receive from your bank or brokerage firm. All properly executed proxies received by the Company in time to be voted at the 2020 Annual Meeting and not revoked will be voted at the 2020 Annual Meeting in accordance with the directions noted on the proxy card. If any other matters properly come before the 2020 Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. When: Thursday, May 21, 2020, at 2:00 p.m. Eastern Daylight Time Where1: Company headquarters located at Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta, GA 30005 Who is entitled to vote at the Annual Meeting? You are entitled to vote at the Annual Meeting if you owned our common stock, par value $0.01 per share, as of the close of business March 27, 2020 (the “Record Date”), with each share entitling its owner to one vote on each matter submitted to the stockholders. On the record date, 16,790,686 shares of common stock were outstanding and eligible to be voted at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock is necessary to constitute a quorum at the 2020 Annual Meeting. We are also sending the Notice and voting materials to participants in various employee benefit plans of the Company. The trustee of each plan, as the stockholder of record of the shares of common stock held in the plan, will vote whole shares of stock attributable to each participant’s interest in the plan in accordance with the directions the participant gives or, if no directions are given by the participant, in accordance with the directions received from the applicable plan committees. How do I vote at the Annual Meeting? You may vote in person at the Annual Meeting or by proxy. We recommend you vote by proxy even if you plan to attend the 2020 Annual Meeting. You can always change your vote at the meeting. Giving us your proxy means you authorize us to vote your shares at the 2020 Annual Meeting in the manner you direct. If you plan to attend the meeting in person you must provide proof of your ownership of our common stock as of the Record Date, such as an account statement, and a form of personal identification for admission to the meeting. If you hold your shares in street name and you also wish to be able to vote at the 2020 Annual Meeting, you are required to obtain a proxy from your bank or broker, executed in your favor. Can I change my vote? Any stockholder of record delivering a proxy has the power to revoke it at any time before it is voted at the 2020 Annual Meeting: (i) by giving written notice to Noah S. Benz, Senior Vice President, General Counsel and Secretary at Preston Ridge III, 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005; (ii) by submitting a proxy card bearing a later date, including a proxy submitted via the Internet or by telephone; or (iii) by voting in person at the 2020 Annual Meeting. Please note, however, that any beneficial owner of our common stock whose shares are held in street name may (a) revoke his or her proxy and (b) attend and vote his or her shares in person at the 2020 Annual Meeting only in accordance with applicable rules and procedures as then may be employed by such beneficial owner’s brokerage firm or bank. If your shares are held in your name, you can vote by proxy in three convenient ways: What Proposals am I being asked to vote on at the 2020 Annual Meeting and what is required to approve each proposal? » Via the Internet: Go to http://www.proxyvote.com and follow the instructions. You are being asked to vote on three proposals: » By Telephone: Call toll free 1-800-690-6903 and follow the instructions. • Proposal 1 – the election of the three nominees as Class I directors; » By Mail: Request a printed copy of the proxy materials disclosed in this Proxy Statement and complete, sign, date and return your proxy card in the envelope included with your printed proxy materials. • Proposal 2 – the approval, in a non-binding advisory vote, of Neenah’s executive compensation; and • Proposal 3 – the ratification of the appointment of our independent public accounting firm. Neenah, Inc. 2020 Proxy Statement | 48

In voting with regard to Proposal 1, you may vote in favor of each nominee, against each nominee, or may abstain from voting. A majority of the shares of common stock represented and entitled to vote on Proposal 1 is required for the election of each director, provided a quorum is present. Abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for the proposal, and therefore will have the same legal effect as votes against the proposal. What happens if I sign, date and return my proxy card but do not specify how to vote my shares? If a signed proxy card is received which does not specify a vote or an abstention, then the shares represented by that proxy card will be voted FOR the election of all Class I director nominees described herein, FOR the approval of the Company’s executive compensation, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020. In voting with regard to Proposals 2 and 3, you may vote in favor of each proposal, against each proposal, or may abstain from voting. The vote required to approve Proposals 2 and 3 is majority of the shares of common stock represented and entitled to vote, provided a quorum is present. Abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for each proposal, and therefore will have the same legal effect as votes against such proposal. Why haven’t I received a printed copy of the Proxy Statement or annual report? We are choosing to follow the SEC rules that allow companies to furnish proxy materials to stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials, or “Notice,” by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by April 9, 2020. Neenah is not aware, as of the date hereof, of any matters to be voted upon at the 2020 Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the 2020 Annual Meeting, your proxy gives discretionary authority to the persons named as proxies to vote the shares represented thereby in their discretion. What happens if I don’t return my proxy card or vote my shares? Who pays for the cost of this proxy solicitation? If you hold your shares directly your shares will not be voted if you do not return your proxy card or vote in person at the 2020 Annual Meeting. We will bear the cost of preparing, printing and filing the Proxy Statement and related proxy materials. In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers, and employees, in person and by telephone or email and facsimile. We expect to retain Okapi Partners LLC to aid in the solicitation at a cost of approximately $9,000, plus reimbursement of out-of-pocket expenses. Brokerage firms, nominees, custodians, and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies. If your shares are held in the name of a bank or brokerage firm (in “street name”) and you do not vote your shares, your bank or brokerage firm will only be permitted to exercise discretionary authority to vote your shares for proposals which are considered “discretionary” proposals. We believe that Proposal 3 is a discretionary proposal. Brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the broker for proposals which are considered “non-discretionary” (a “broker non-vote”). We believe Proposals 1 and 2 are non-discretionary proposals. As such, broker non-votes will be counted for the purpose of determining if a quorum is present, but will not be considered as shares entitled to vote on Proposals 1 and 2, and therefore will have no effect on the outcome of these proposals. When will voting results be made available? We will announce the final results on our website at www.neenah.com shortly after the 2020 Annual Meeting and on Form 8-K immediately following the meeting. 1 We intend to hold our annual meeting in person. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting. However, we are actively monitoring the coronavirus (COVID-19) and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations webpage at www.neenah.com for updated information. Neenah, Inc. 2020 Proxy Statement | 49

BENEFICIAL OWNERSHIP Directors and Executive Officers The following table sets forth information regarding the beneficial ownership of our common stock as of March 27, 2020 with respect to: (i) each of our directors; (ii) each of the NEOs appearing elsewhere herein; and (iii) all executive officers and directors as a group, based in each case on information furnished to us by such persons. As used in this Proxy Statement, “beneficial ownership” means that a person has, as of March 27, 2020, or may have within 60 days thereafter, the sole or shared power to vote or direct the voting of a security and/or the sole or shared investment power to dispose of or direct the disposition of a security. William M. Cook 5,765(3) * Margaret S. Dano 4,174(5) * Ronald J. Lane –(7) * Timothy S. Lucas 19,824(9) * John P. O’Donnell 52,464(11) * Julie A. Schertell 6,917(13) * Stephen M. Wood 21,483(15) * Neenah, Inc. 2020 Proxy Statement | 50 All directors and executive officers as a group (16 persons)175,977(16) 1.0 Tony R. Thene1,676(14)* Byron J. Racki 5,144(12) * Philip C. Moore 21,904(10) * Bonnie C. Lind 19,697(8) * Matthew L. Duncan 1,543(6) * Donna M. Costello –(4) * NameShares Beneficially Owned (1) Percent of Class(2)

(1) Except as otherwise noted, the directors and executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed. Shares of common stock held by the trustee of Neenah’s 401(k) Retirement Plan for the benefit of, and which are attributable to our executive officers, are included in the table. (9) Includes 1,676 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 27, 2020. This total does not include 1,430 Stock Appreciation Rights. (10) Includes 1,676 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 27, 2020. (2) An asterisk indicates that the percentage of common stock beneficially owned by the named individual does not exceed 1% of the total outstanding shares of our common stock. (11) This total does not include 98,199 Stock Appreciation Rights. Mr. O’Donnell will retire as President and Chief Executive Officer and is not standing for re-election as director at the 2020 Annual Meeting. (3) Includes 1,676 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 27, 2020. (12) This total does not include 11,433 Stock Appreciation Rights. (13) This total does not include 36,917 Stock Appreciation Rights. (4) Ms. Costello was appointed to the Board of Directors on November 1, 2019. (14) Includes 1,676 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 27, 2020. (5) Includes 1,676 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 27, 2020. (15) Includes 1,676 shares of common stock issuable upon conversion of restricted stock units that are vested or will vest within 60 days of March 27, 2020. (6) This total does not include 8,162 Stock Appreciation Rights. On January 14, 2020, Mr. Duncan announced his resignation as Senior Vice President, Chief Human Resources effective as of February 1, 2020. (16) On July 1, 2014 the Company converted all outstanding Stock Options to Stock Appreciation Rights which are not included in the calculation of beneficial ownership. Stock Appreciation Rights are disclosed in detail under the “Outstanding Equity Awards at 2019 Fiscal Year-End” section of this Proxy Statement. (7) Mr. Lane joined the Company on July 24, 2019. (8) This total does not include 14,627 Stock Appreciation Rights. Neenah, Inc. 2020 Proxy Statement | 51

Third Parties The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2019 for each person known to us to be the beneficial owner of more than 5% of our outstanding common stock. Wells Fargo & Company 420 Montgomery St. San Francisco, CA 94163 1,445,226(2) 8.59% The Vanguard Group 100 Vanguard Blvd. Malverne, PA 19355 1,093,427(5) 6.50% (1) The amount shown and the following information is derived from the Schedule 13G filed by Blackrock, Inc. on February 4, 2020, reporting beneficial ownership as of December 31, 2019. Of the 2,562,158 shares reported, Blackrock, Inc. reported sole dispositive power over all 2,562,158 shares and sole voting power over 2,526,760 shares. 1,422,115 shares. Of the 1,384,269 shares reported by Wells Capital Management Incorporated, the filing reported Wells Capital Management Incorporated has shared voting power with respect to 1,310,483 of the shares and has shared dispositive power with respect to all 1,384,269 shares. Of the 1,109,779 shares reported by Wells Fargo Funds Management, LLC, the filing reported Wells Fargo Funds Management, LLC has shared voting power with respect to 1,107,865 of the shares and has shared dispositive power with respect to all 1,109,779 shares. (2) The amount shown and the following information is derived from the Schedule 13G filed by Wells Fargo & Company, on behalf of itself and certain subsidiaries named therein, on January 24, 2020, reporting beneficial ownership as of December 31, 2019. Of the 1,445,226 shares reported by Wells Fargo & Company, the filing reported Wells Fargo & Company has sole dispositive and voting power over 23,111 of the shares, shared voting power with respect to 226,750 shares, and shared dispositive power with respect to (3) The amount shown and the following information is derived from the Schedule 13G filed by Macquarie Investment Management Holdings, Inc., on behalf Neenah, Inc. 2020 Proxy Statement | 52 Wellington Management Group LLP1,093,610(6) 6.50% 280 Congress Street Boston, MA 02210 Macquarie Investment Management Holdings, Inc1,143,168(3)6.80% 2005 Market Street Philadelphia, PA 19103(4) Common Stock Beneficially Owned Name and Address of Beneficial Owner Shares Beneficially Owned (1) Percent of Class(2) Blackrock, Inc. 2,562,158(1) 15.2% 55 East 52nd Street New York, NY 10055

of itself and certain subsidiaries named therein, on February 12, 2020, reporting beneficial ownership as of December 31, 2019. The filing reported 1,143,168 shares are deemed beneficially owned by Macquarie Investment Management Holdings, Inc. and 1,144,798 shares deemed beneficially owned by Macquarie Group Limited and Macquarie Bank Limited as a result of these companies’ direct or indirect ownership of Macquarie Bank Limited, Macquarie Investment Management Holdings Inc., and Macquarie Investment Management Business Trust. The filing reported neither Macquarie Group Limited nor Macquarie Bank Limited have any voting or dispositive power, either sole or shared, with respect to any of the 1,144,798 shares. Of the 1,143,168 shares reported by Macquarie Investment Management Holdings, Inc., and Macquarie Investment Management Business Trust, the filing reported Macquarie Investment Management Holdings, Inc., and Macquarie Investment Management Business Trust have sole voting and dispositive power over 1,139,724 of the shares. Of the 1,630 shares reported by Macquarie Investment Management Austria Kapitalanlage AG, the filing reported Macquarie Investment Management Austria Kapitalanlage AG has sole voting and dispositive power with respect to all 1,630 shares. (5) The amount shown and the following information is derived from the Schedule 13G filed by The Vanguard Group on February 10, 2020, reporting beneficial ownership as of December 31, 2019. Of the 1,093,427 shares reported, The Vanguard Group reported sole dispositive power over 1,060,025 of the shares, shared voting power with respect to 3,500 shares, shared dispositive power with respect to 33,402 shares, and sole voting power over 31,717 shares. (6) The amount shown and the following information is derived from the Schedule 13G filed by Wellington Management Group LLP, on behalf of itself and certain subsidiaries named therein, on January 27, 2020, reporting beneficial ownership as of December 31, 2019. Of the 1,093,610 shares reported by Wellington Management Group LLP, the filing reported Wellington Management Group LLP has shared voting power with respect to 988,814 shares and shared dispositive power with respect to all 1,093,610 shares. Of the 1,093,610 shares shown reported by Wellington Group Holdings LLP, the filing reported Wellington Group Holdings LLP has shared voting power with respect to 988,814 shares and shared dispositive power with respect to all 1,093,610 shares. Of the 1,093,610 shares shown reported by Wellington Investment Advisors Holdings LLP, the filing reported Wellington Investment Advisors Holdings LLP has shared voting power with respect to 988,814 shares and shared dispositive power with respect to all 1,093,610 shares. Of the 1,084,270 shares reported by Wellington Management Company LLP, the filing reported Wellington Management Company LLP has shared voting power with respect to 979,474 shares and shared dispositive power with respect to all 1,084,270 shares. (4) The principal business address of Macquarie Investment Management Holdings Inc., and Macquarie Investment Management Business Trust was reported as 2005 Market Street, Philadelphia, PA 19103. The principal business address of Macquarie Investment Management Austria Kapitalanlage AG was reported as L3, Kaerntner Strasse, Vienna C4 1010. Neenah, Inc. 2020 Proxy Statement | 53

HOUSEHOLDING OF NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for Notices, and if applicable, the proxy statements and annual reports, with respect to two or more stockholders sharing the same address by delivering a single Notice to those stockholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that stockholders receive and lower printing and mailing costs for companies. Neenah and certain intermediaries are householding Notices, and if applicable, proxy statements and annual reports, for stockholders of record in connection with its 2020 Annual Meeting. This means that: STOCKHOLDERS’ PROPOSALS FOR 2021 ANNUAL MEETING Proposals of stockholders, excluding nominations for the Board, intended to be presented at the 2021 Annual Meeting should be submitted by certified mail, return receipt requested, and must be received by us at our executive offices in Alpharetta, Georgia, on or before December 10, 2020, the date that is 120 calendar days prior to the first anniversary of the date that this Proxy Statement is released to stockholders, to be eligible for inclusion in our Proxy Statement and form of proxy relating to that meeting and to be introduced for action at the 2021 Annual Meeting. In the event that the date of the 2021 Annual Meeting is changed more than thirty days from the date of this year’s meeting, notice by stockholders should be received no later than (i) the close of business on the later of the 150th calendar day prior to the 2021 meeting, or (ii) the 10th calendar day on which public announcement of the date of such meeting is first made. Only one Notice, if applicable, Proxy Statement and Annual Report on Form 10-K for the 2020 Annual Meeting, will be delivered to multiple stockholders sharing an address unless you notify your broker or bank to the contrary; • Any stockholder proposal must be in writing and must comply with Rule 14a - under the Exchange Act and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting; (ii) the name and address, as they appear on our books, of the stockholder submitting the proposal; (iii) the class and number of shares that are beneficially owned by such stockholder; (iv) the dates on which the stockholder acquired the shares; (v) documentary support for any claim of beneficial ownership as required by Rule 14a-8; (vi) any material interest of the stockholder in the proposal; (vii) a statement in support of the proposal; and (viii) any other information required by the rules and regulations of the SEC. Stockholder nominations for the Board must comply with the procedures set forth above under “Corporate Governance—Nomination of Directors.” You can contact Neenah by calling 678-566-6500 or by writing to INVESTOR RELATIONS, Neenah, Inc., at 3460 Preston Ridge Road, Preston Ridge III, Suite 600, Alpharetta, Georgia 30005 to request a separate copy of the Notice, and if applicable, Proxy Statement and Annual Report on Form 10-K for the 2020 Annual Meeting and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future or you can contact your bank or broker to make a similar request; and • You can request delivery of a single copy of the Notice, and if applicable, Proxy Statement and Annual Report on Form 10-K for the 2020 Annual Meeting, from your bank or broker if you share the same address as another Neenah stockholder and your bank or broker has determined to household proxy materials. • The failure of a stockholder to deliver a proposal in accordance with the requirements of the preceding paragraphs may result in it being excluded from our Proxy Statement and ineligible for consideration at the 2021 Annual Meeting. Further, the submission of a proposal in accordance with the requirements of the preceding paragraph does not guarantee that we will include it in our Proxy Statement or that it will be eligible for consideration at the 2021 Annual Meeting. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of the submission deadline to discuss the proposal. Neenah, Inc. 2020 Proxy Statement | 54

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE Section 16(a) of the Exchange Act and rules and regulations of the SEC thereunder require our directors, officers, and persons who beneficially own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers, and persons owning more than 10% of our common stock are required by SEC rules and regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and on information provided by the reporting persons, we believe that during 2019, our directors, officers, and owners of more than 10% of our common stock complied with all applicable filing requirements. OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING Our Board knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and vote at the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of Neenah and its stockholders. Neenah, Inc. 2020 Proxy Statement | 55

Neenah, Inc. 2020 Proxy Statement | 56

NEENAH, INC. PRESTON RIDGE III 3460 PRESTON RIDGE ROAD, SUITE 600 ALPHARETTA, GA 30005 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D05380-P36861 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NEENAH, INC. The Board of Directors recommends you vote FOR the following: 1. Proposal for election of Class I Directors: For Against Abstain Nominees: 1a. William M. Cook 1b. Philip C. Moore 1c. Julie A. Schertell The Board of Directors recommends you vote FOR the following proposal: 2. Proposal to approve an advisory vote on the Company's executive compensation; The Board of Directors recommends you vote FOR the following proposal: 3. Proposal to ratify Deloitte & Touche LLP as the independent registered public accounting firm of Neenah, Inc. for the fiscal year ending December 31, 2020. Any of such attorneys and proxies, or their substitutes (or if only one, that one) at said Annual Meeting, and any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked. Receipt is acknowledged of the Notice of Annual Meeting of Stockholders and the Proxy Card accompanying said Notice. Each of the foregoing matters have been proposed by Neenah, Inc. and is not conditioned on the approval of any other matters. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS Thursday, May 21, 2020 2:00 p.m. Eastern Daylight Time 3460 Preston Ridge Road Suite 600 Alpharetta, Georgia 30005 AGENDA: Proposal for election of Class I Directors; Proposal to approve an advisory vote on the Company's executive compensation; Proposal to ratify Deloitte & Touche LLP as the independent registered public accounting firm of Neenah, Inc. for the fiscal year ending December 31, 2020; and Other business as may properly come before the Annual Meeting (the Board of Directors is currently unaware of any other business to be presented to a vote). Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and the 2019 Annual Report to Stockholders are available at www.proxyvote.com. D05381-P36861 NEENAH, INC. Proxy – Annual Meeting of Stockholders – May 21, 2020 (Solicited on Behalf of the Board of Directors) The undersigned stockholder of Neenah, Inc. hereby constitutes and appoints Bonnie C. Lind, Senior Vice President, Chief Financial Officer and Treasurer, and Noah S. Benz, Senior Vice President, General Counsel and Secretary, and each of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to represent and to vote on behalf of the undersigned all of the shares of Neenah's Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 3460 Preston Ridge Road, Suite 600, Alpharetta, Georgia 30005, on Thursday, May 21, 2020 at 2:00 p.m., Eastern Daylight Time, and at any adjournments thereof, upon the proposals stated on the reverse side which are more fully described in the Notice of, and Proxy Statement for, the Annual Meeting. We are actively monitoring developments with respect to the coronavirus. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations webpage at www.neenah.com for updated information. NOTE: This proxy, properly filled in, dated and signed, should be returned promptly in the enclosed postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Neenah, Inc. 401(k) Plan and the Neenah, Inc. Retirement Contribution Plan (093861). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m., Eastern Daylight Time, on May 19, 2020, you will be treated as directing the Plan's Trustee to vote the shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote OR as indicated on the reverse side in un-voted share methodology. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be marked, dated and signed, on the other side)